STOCK PURCHASE AGREEMENT

                           dated as of April 23, 1999

                                 by and between

                           THE FRAGRANCE COUNTER, INC.

                                       and

                        ALLOU HEALTH & BEAUTY CARE, INC.

                                       and

                           THE PURCHASERS NAMED HEREIN



                            ------------------------



                      Series A Convertible Preferred Stock

                                       of

                           The Fragrance Counter, Inc.



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                                TABLE OF CONTENTS
                             ----------------------

                                                                            PAGE

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  CERTAIN DEFINED TERMS...........................................1
SECTION 1.02.  ACCOUNTING TERMS................................................9

                                    ARTICLE 2
                                PURCHASE AND SALE

SECTION 2.01.  PURCHASE PRICES AND CLOSING....................................10
SECTION 2.02.  USE OF PROCEEDS................................................11
SECTION 2.03.  REPRESENTATIONS BY THE SEVERAL PURCHASERS......................12
SECTION 2.04.  REPRESENTATIONS BY SUDBURY AND KEYSTONE........................14

                                    ARTICLE 3
          CONDITIONS TO PURCHASERS' AND COMPANY'S AND PARENT COMPANY'S
                                   OBLIGATIONS

SECTION 3.01.  PURCHASER CONDITIONS...........................................16
SECTION 3.02.  COMPANY AND PARENT COMPANY CONDITIONS..........................20

                                    ARTICLE 4
         REPRESENTATIONS, WARRANTIES, ETC. OF THE COMPANY AND THE PARENT
                                     COMPANY

SECTION 4.01.  ORGANIZATION AND STANDING......................................22
SECTION 4.02.  CORPORATE ACTION...............................................22
SECTION 4.03.  GOVERNMENTAL APPROVALS.........................................23
SECTION 4.04.  LITIGATION.....................................................23
SECTION 4.05.  CERTAIN AGREEMENTS OF OFFICERS AND EMPLOYEES...................24
SECTION 4.06.  COMPLIANCE WITH OTHER INSTRUMENTS..............................25
SECTION 4.07.  TITLE TO ASSETS, INTELLECTUAL PROPERTY RIGHTS..................25
SECTION 4.08.  FINANCIAL INFORMATION..........................................27
SECTION 4.09.  TAXES..........................................................28
SECTION 4.10.  ERISA..........................................................28
SECTION 4.11.  TRANSACTIONS WITH AFFILIATES AND PARENT COMPANY................28
SECTION 4.12.  ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER
               PERSONS........................................................28
SECTION 4.13.  INVESTMENTS IN OTHER PERSONS...................................29


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                                                                            PAGE

SECTION 4.14.  SECURITIES ACT OF 1933.........................................29
SECTION 4.15.  DISCLOSURE.....................................................29
SECTION 4.16.  BROKERS OR FINDERS.............................................29
SECTION 4.17.  CAPITALIZATION; STATUS OF CAPITAL STOCK........................30
SECTION 4.18.  REGISTRATION RIGHTS............................................30
SECTION 4.19.  INSURANCE......................................................31
SECTION 4.20.  BOOKS AND RECORDS..............................................31
SECTION 4.21.  MATERIAL AGREEMENTS............................................31
SECTION 4.22.  ABSENCE OF CERTAIN DEVELOPMENTS................................31
SECTION 4.23.  ENVIRONMENTAL AND SAFETY LAWS..................................32
SECTION 4.24.  U.S. REAL PROPERTY HOLDING CORPORATION.........................34
SECTION 4.25.  TITLE TO OUTSTANDING SHARES....................................34
SECTION 4.26.  INVESTMENT REPRESENTATION......................................34
SECTION 4.27.  YEAR 2000 COMPLIANCE...........................................35
SECTION 4.28.  NON-CONTRAVENTION..............................................35
SECTION 4.29.  SELECTED FINANCIAL INFORMATION.................................35

                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

SECTION 5.01.  REPORTING REQUIREMENTS.........................................36
SECTION 5.02.  BOOKS AND RECORDS..............................................36
SECTION 5.03.  CONDUCT OF BUSINESS............................................36
SECTION 5.04.  PAYMENT OF TAXES; COMPLIANCE WITH LAWS.........................37
SECTION 5.05.  ADVERSE CHANGES................................................37
SECTION 5.06.  INSURANCE......................................................37
SECTION 5.07.  MAINTENANCE OF PROPERTIES......................................37
SECTION 5.08.  AFFILIATED TRANSACTIONS........................................38
SECTION 5.09.  MANAGEMENT COMPENSATION........................................38
SECTION 5.10.  INSPECTION.....................................................38
SECTION 5.11.  PROPRIETARY RIGHTS AGREEMENT...................................38
SECTION 5.12.  MAINTENANCE OF CORPORATE EXISTENCE, ETC........................39
SECTION 5.13.  CONDUCT OF BUSINESS PENDING THE CLOSING........................39
SECTION 5.14.  CERTAIN AGREEMENTS AND FILINGS.................................41
SECTION 5.15.  ISSUANCE OF AOL WARRANT........................................41

                                    ARTICLE 6
                         COVENANTS OF THE PARENT COMPANY

SECTION 6.01.  CONDUCT OF COMPANY BUSINESS PENDING THE CLOSING................42
SECTION 6.02.  CONCERNING REPRESENTATIONS AND WARRANTS........................42

                                                                           PAGE

SECTION 6.03.  CERTAIN INTELLECTUAL PROPERTY RIGHTS MATTERS...................42
SECTION 6.04.  COVENANT NOT TO COMPETE........................................42
SECTION 6.05.  CERTAIN INSURANCE MATTERS......................................43
SECTION 6.06.  UNDERTAKINGS RESPECTING TAXES AND ACCOUNTING...................43
SECTION 6.07.  CERTAIN DISCLOSURES............................................44
SECTION 6.08.  FORGIVENESS OF INTERCOMPANY DEBT...............................44

                                    ARTICLE 7
               COVENANTS OF PARENT COMPANY, COMPANY AND PURCHASERS

SECTION 7.01.  BEST EFFORTS; FURTHER ASSURANCES...............................44

                                    ARTICLE 8
                               REGISTRATION RIGHTS

SECTION 8.01.  PIGGY-BACK REGISTRATIONS.......................................45
SECTION 8.02.  DEMAND REGISTRATION............................................46
SECTION 8.03.  REGISTRATIONS ON FORM S-3......................................47
SECTION 8.04.  EFFECTIVENESS..................................................48
SECTION 8.05.  INDEMNIFICATION BY THE COMPANY.................................48
SECTION 8.06.  INDEMNIFICATION BY HOLDERS OF REGISTRABLE SHARES...............51
SECTION 8.07.  EXCHANGE ACT REGISTRATION......................................53
SECTION 8.08.  DAMAGES........................................................53
SECTION 8.09.  FURTHER OBLIGATIONS OF THE COMPANY.............................54
SECTION 8.10.  EXPENSES.......................................................56
SECTION 8.11.  TRANSFERABILITY................................................56
SECTION 8.12.  "LOCK-UP" AGREEMENT............................................57
SECTION 8.13.  MERGERS, ETC...................................................57

                                    ARTICLE 9
                             RIGHTS OF FIRST REFUSAL

SECTION 9.01.  RIGHTS OF FIRST REFUSAL........................................58
SECTION 9.02.  NOTICE OF APPEARANCE...........................................59
SECTION 9.03.  CONDITIONS TO ACCEPTANCE AND PURCHASE..........................59
SECTION 9.04.  FURTHER SALE...................................................60
SECTION 9.05.  TERMINATION AND WAIVER OF RIGHT OF FIRST REFUSAL...............60
SECTION 9.06.  EXCEPTIONS.....................................................61


                                               iii

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                                                                            PAGE

                                   ARTICLE 10
                                 INDEMNIFICATION

SECTION 10.01.  INDEMNIFICATION OF COMPANY....................................62
SECTION 10.02.  TAX INDEMNIFICATION BY PARENT COMPANY.........................63
SECTION 10.03.  EXPIRATION OF INDEMNIFICATION OBLIGATIONS.....................63
SECTION 10.04.  DEFENSE OF CLAIMS.............................................63
SECTION 10.05.  STOCK INDEMNIFICATION.........................................64
SECTION 10.06.  LIMITATIONS UPON INDEMNIFICATION..............................64

                                   ARTICLE 11
                               POST-CLOSING AUDIT

SECTION 11.01.  AUDIT OF COMPANY FINANCIAL STATEMENTS.........................65
SECTION 11.02.  ACCESS........................................................65
SECTION 11.03.  DETERMINATION OF INDEMNIFIABLE LOSSES.........................65
SECTION 11.04.  DISPUTES......................................................66

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01.  NO WAIVER; CUMULATIVE REMEDIES................................67
SECTION 12.02.  AMENDMENTS, WAIVERS AND CONSENTS..............................67
SECTION 12.03.  ADDRESSES FOR NOTICES.........................................67
SECTION 12.04.  COSTS, EXPENSES AND TAXES.....................................69
SECTION 12.05.  EFFECTIVENESS; BINDING EFFECT; ASSIGNMENTS....................70
SECTION 12.06.  BOARD OF DIRECTORS............................................70
SECTION 12.07.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................70
SECTION 12.08.  PRIOR AGREEMENTS..............................................70
SECTION 12.09.  SEVERABILITY..................................................71
SECTION 12.10.  CONFIDENTIALITY...............................................71
SECTION 12.11.  GOVERNING LAW; INTERPRETATION.................................71
SECTION 12.12.  HEADINGS......................................................71
SECTION 12.13.  COUNTERPARTS..................................................71



                                       iv

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, dated as of April 23, 1999 (this "AGREEMENT"), by and between THE FRAGRANCE COUNTER, INC., a New York corporation (the "COMPANY"), and ALLOU HEALTH & BEAUTY CARE, INC., a Delaware corporation (the "PARENT COMPANY"), and the Purchasers named herein.

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to sell to certain of the several Purchasers, and such Purchasers severally and not jointly wish to purchase from the Company, upon the terms and subject to the conditions of this Agreement, the respective number of Newly Issued Shares (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in Article 1) shown opposite their names on Schedule 2.01;

         WHEREAS, the Parent Company wishes to sell to certain of the several Purchasers, and such Purchasers severally and not jointly wish to purchase from the Parent Company, upon the terms and subject to the conditions of this Agreement, the respective number of Outstanding Shares shown opposite their names on Schedule 2.01; and

         WHEREAS, the Parent Company wishes to sell to Sudbury and Keystone, and each of Sudbury and Keystone wishes to purchase from the Parent Company, upon the terms and subject to the conditions of this Agreement, the number of Outstanding Shares shown opposite their names on Schedule 2.01;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. (a) The terms Agreement, Company and Parent Company shall have the respective meanings provided in the introductory paragraph of this Agreement.

          (b) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

         "AGREEMENT" means this Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits and Schedules hereto.

         "AOL" means America Online, Inc., a Delaware corporation.

         "AOL AGREEMENT" means the Interactive Marketing Agreement, dated as of May 29, 1998, between AOL and the Company.

         "AOL PREPAYMENT" means the prepayment by the Company of certain of its obligations to AOL.

         "AOL WARRANT" means Common Stock Purchase Warrants to purchase an aggregate of 260,000 shares of Common Stock (after giving effect to the Certificate of Amendment) at a price of $9.00 per share, which expire on June 28, 2004 and which vest and shall have the other terms and conditions set forth in the AOL Agreement.

         "AVAILABLE UNDERSUBSCRIPTION AMOUNT" shall have the meaning assigned to that term in Section 9.02.

         "BASIC AMOUNT" shall have the meaning assigned to that term in
Section 9.01.

         "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Company as constituted from time to time.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                                        2

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         "CERTIFICATE OF AMENDMENT" means the Certificate of Amendment of the
Certificate of Incorporation of the Company in the form attached hereto as Exhibit A.

         "CLAIMS" shall have the meaning assigned to that term in Section 10.01.

         "CLOSING" shall have the meaning assigned to that term in Section 2.01(d).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL AGENT" means Parker Chapin Flattau & Klimpl, LLP, as Collateral Agent pursuant to the Sudbury Pledge Agreement.

         "COMMISSION" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "COMMON STOCK" means the Company's Common Stock, $.01 par value.

         "COMPANY" means The Fragrance Counter, Inc., a New York corporation, and its successors and permitted assigns.

         "COMPANY PURCHASE PRICE" shall have the meaning assigned to that term in Section 2.01.

         "COMPETITIVE ACTIVITY" means

         (1) the transmission of descriptive or other content regarding the promotion or offering for sale of fragrances, cosmetics or other high-end or upscale health or beauty products (including, without limitation, aromatherapy and candles) through the Internet;

         (2) the sale of fragrances, cosmetics or other high-end or upscale health or beauty products, (including, without limitation, aromatherapy and candles) to any Person whose business shall have substantial sales or consist in whole or in substantial part of the sale of such products through the Internet; PROVIDED, HOWEVER, that for purposes of this clause (2), sales of such products to a Person whose business so consists of sales through the Internet shall not be a Competitive Activity so long as such Person makes substantial sales of such products other than through the Internet. For purposes hereof, "substantial sales" shall mean that sales of such products by such Person through mediums or avenues other than the Internet are substantial in relation to the total sales of such products by such Person through the Internet; or

                                        3

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         (3) the provision of fulfillment services to any Person for sales of fragrances, cosmetics or other high-end or upscale health or beauty products (including, without limitation, aromatherapy and candles) by such Person whose business shall have substantial sales or consist in whole or in part of the sale of such products through the Internet, subject to the proviso in clause (2) above.

         "CONSULTING AGREEMENTS" means the Consulting Agreements between the Company and certain consultants in the form attached hereto as Exhibit B.

         "DESIGNATED PURCHASERS" means Sudbury and Keystone.

         "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all liabilities, obligations, damages, deficiencies, losses, fines, penalties, judgments, assessments, costs and expenses (including without limitation, reasonable fees, costs and disbursements of legal counsel, experts, engineers and consultants) arising from (a) any violation by the Company of Environmental Laws or Environmental Permits, including any costs incurred to remedy any such violation; (b) any Remedial Action with respect to any property currently or formerly owned by the Company; (c) damages to property or natural resources resulting from the Release by the Company of Hazardous Materials at any property currently or formerly owned by the Company; (d) human exposure to Hazardous Materials in connection with the Company's operations or (e) the Release of Hazardous Materials at any property at which any Hazardous Material generated by the Company was disposed of.

         "ENVIRONMENTAL LAW" means any and all foreign, federal, state and local statutes, ordinances, regulations, rules and judicial or administrative decisions and orders relating to environmental quality, pollution control, natural resources, health, safety, the handling and disposal of Hazardous Materials, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act 7 U.S.C. Section 136 ET SEQ.; the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. Section 1401 ET SEQ.; the National Environmental Policy Act, 42 U.S.C. Section 4321 ET SEQ.; the Noise Control Act, 42 U.S.C. Section 4901 ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ.; the Resource Conservation and Recovery Act 42 U.S.C. Section 6901 ET SEQ., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act; 42 U.S.C. Section 300f ET SEQ.; CERCLA; the Toxic Substances Control Act 15 U.S.C. Section 2601 ET SEQ.; the Atomic Energy Act, 42 U.S.C. Section 2011 ET SEQ.; and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 ET SEQ.; and state and local environmental statutes and ordinances with implementing regulations and rules.

                                        4

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         "ENVIRONMENTAL PERMITS" means any permit, Approval, authorization, license, variance, registration or permission required under any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

         "FINANCIAL STATEMENTS" shall have the meaning assigned to that term in
Section 4.08.

         "FINAL COMPANY FEDERAL TAX RETURNS" shall have the meaning assigned to that term in Section 6.06(a).

         "GOVERNMENTAL AUTHORITY" means any foreign, United States, Federal, State municipal or other governmental department, commission, administration, board, bureau, agency or instrumentality.

         "HAZARDOUS MATERIAL" means any of the following, including mixtures thereof: any substance, pollutant, contaminant, waste, by-product or constituent regulated under or subject to the requirements of CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 ET SEQ., friable asbestos and friable asbestos-containing materials, PCB's, urea formaldehyde foam insulation and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act of 1982; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. Section 1910.1200 ET SEQ., industrial process and pollution control wastes, whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ.; medical waste and special waste; and any other substance defined in or regulated under Environmental Laws.

         "INDEBTEDNESS" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent
                                        5
obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

         "INDEMNIFIABLE LOSS" shall have the meaning assigned to that term in
Section 10.01(b).

         "INDEMNIFIED PARTY" shall have the meaning assigned to that term in
Section 10.01.

         "INDEMNITY SHARES" means the shares of Common Stock issuable pursuant to Section 10.05.

         "INITIAL PUBLIC OFFERING" means the first underwritten public offering of shares of Common Stock for the account of the Company, if any, offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1, Form SB-1, Form SB-2 or their then equivalents.

         "INTELLECTUAL PROPERTY RIGHTS" means any and all, whether domestic or foreign, patents, patent applications, patent right, trade secrets, confidential business information, customer data bases, formula, processes, algorithms, copyrights, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, domain names, inventions and discoveries (including any registrations or applications for registration of the foregoing), and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

         "JACOBS FAMILY MEMBER" means Mr. Herman Jacobs, Mr. Jack Jacobs and Mr. Victor Jacobs.

         "KEY EMPLOYEE" means and includes the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or any other individual so designated by the Board of Directors.

         "KEYSTONE" means Keystone Group, LLC, a New York limited liability company.

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         "KEYSTONE NOTE" means the Non-Recourse Promissory Note to be issued by
Keystone in the form attached hereto as Exhibit C.

         "KEYSTONE PLEDGE AGREEMENT" means the Pledge Agreement by Keystone in favor of the Parent Company to be entered into in connection with the issuance of the Keystone Note in the form attached hereto as Exhibit D.

         "LEGAL PROCEEDING" means any judicial, administrative or arbitral action, suit, investigation, proceeding (public or private) or governmental proceeding.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NEWLY ISSUED SHARES" means the shares of Series A Preferred Stock to be purchased by the Purchasers from the Company pursuant to this Agreement in the respective numbers and aggregate number shown in Schedule 2.01.

         "NON-FEDERAL COMPANY TAX RETURNS" shall have the meaning assigned to that term in Section 6.06(b).

         "NOTICE OF ACCEPTANCE" shall have the meaning assigned to that term in
Section 9.02.

         "OFFER" shall have the meaning assigned to that term in Section 9.01.

         "OFFERED SECURITIES" shall have the meaning assigned to that term in
Section 9.01.

         "OTHER HOLDERS" shall have the meaning assigned to that term in
Section 9.01.

         "OUTSTANDING SHARES" means the 2,670,940 shares of Series A Preferred Stock to be purchased by the Purchasers in the aggregate from the Parent Company pursuant to this Agreement.

         "PARENT COMPANY PURCHASE PRICE" shall have the meaning assigned to that term in Section 2.01.

         "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

         "PREPAYMENT NOTE" means the Promissory Note to be issued by the Company to the Parent Company in the principal amount of $400,000 in the form attached hereto as Exhibit G.

         "PURCHASERS" means Sudbury, Keystone and the other Purchasers named on the signature pages to this Agreement, and shall also include any other holder of any of the Shares.

         "REFUSED SECURITIES" shall have the meaning assigned to that term in
Section 9.03.

         "REGISTRABLE SHARES" means and includes the Shares, the Indemnity Shares and any other securities into which or for which any of the Shares or the Indemnity Shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets, share exchange or otherwise; PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale pursuant to a registration statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act.

         "RELEASE" means any discharge, emission, spill, leakage, deposit, injection, migration on or into the indoor or outdoor environment or into or out of any property, including, but not limited to, a "Release" as defined in CERCLA at 42 U.S.C. Section 9601(22).

         "REMEDIAL ACTION" means all actions, including any capital expenditures, required by any Governmental Authority or under any Environmental Laws or which a reasonable person would undertake voluntarily to (i) clean up, remove, treat, or in any other way address any Hazardous Materials or other substance; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Materials; (iii) perform pre-remedial studies and investigations or post- remedial monitoring, operations, maintenance and care; or (iv) bring facilities and operations at or on any property owned, operated or leased by the Company and its Affiliates into compliance with all Environmental Laws and Environmental Permits.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any replacement or successor federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Securities
Act) thereunder, all as the same shall be in effect at the time.

         "SERVICES AND SUPPLY AGREEMENT" means the Services and Supply Agreement between the Parent Company and the Company in the form attached hereto as Exhibit H.

         "SERIES A PREFERRED STOCK" means the Company's Series A Convertible Preferred Stock, $.01 par value.

         "SHARES" means the Newly Issued Shares and the Outstanding Shares.

         "SUBSIDIARY" or "SUBSIDIARIES" means with respect to any Person any other Person of which such Person and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares of every class or similar interests of such other Person, other than directors' qualifying shares.

         "SUDBURY" means The Sudbury Group LLC, a Delaware limited liability company.

         "SUDBURY NOTE" means the Non-Recourse Promissory Note to be issued by Sudbury in the form attached hereto as Exhibit E.

         "SUDBURY PLEDGE AGREEMENT" means the Pledge Agreement by Sudbury in favor of the Parent Company to be entered into in connection with the issuance of the Note in the form attached hereto as Exhibit F.

         "UNDERSUBSCRIPTION AMOUNT" shall have the meaning assigned to that term in Section 9.01.

         "YEAR 2000 COMPLIANT" means the ability to provide the following functions: consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing the date output, and performing calculations on dates or portions of dates; function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and store and provide output of date information in ways that are unambiguous as to century.

         SECTION 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                    ARTICLE 2
                                PURCHASE AND SALE

         SECTION 2.01. PURCHASE PRICES AND CLOSING. (a) In consideration of and in express reliance upon the representations, warranties, covenants, terms, and conditions of this Agreement, the Company agrees to issue and sell to certain of the several Purchasers and such Purchasers severally and not jointly agree to purchase from the Company the respective number of Newly Issued Shares shown opposite their names on Schedule 2.01, at a price of $4.68 per Newly Issued Share, for an aggregate purchase price therefor for each Purchaser as shown opposite such Purchaser's name on Schedule 2.01 (each, a "COMPANY PURCHASE PRICE").

          (b) In consideration of and in express reliance upon the representations, warranties, covenants, terms, and conditions of this Agreement, the Parent Company agrees to sell to certain of the several Purchasers and such Purchasers severally and not jointly agree to purchase from the Parent Company the respective number of Outstanding Shares shown opposite their names on
Schedule 2.01, at a price of $4.68 per Outstanding Share, for an aggregate purchase price therefor for each Purchaser as shown opposite such Purchaser's name on Schedule 2.01 (each, a "PARENT COMPANY PURCHASE PRICE").

          (c) In consideration of and express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Parent Company agrees to sell to Sudbury and Keystone and Sudbury and Keystone each agrees to purchase from the Parent Company the respective number of Outstanding Shares shown opposite their names on Schedule 2.01 for an aggregate purchase price therefor of $6,500,000 from Sudbury and $2,000,000 from Keystone, respectively, payable by the issuance by Sudbury and Keystone to the Parent Company of the Sudbury Note and the Keystone Note in such respective principal amounts.

          (d) The closing of the purchase and sale of the Newly Issued Shares to be acquired by the Purchasers from the Company, the purchase and sale of the Outstanding Shares to be acquired by the Purchasers from the Company and the purchase and sale of the Outstanding Shares to be acquired by Sudbury and Keystone from the Parent Company under this Agreement shall take place at Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on April 23, 1999, or at such time and date thereafter as the Purchasers, the Company and the Parent Company may agree as soon thereafter as the conditions to the parties' respective obligations set forth in Article 3 hereof have been satisfied or waived (the "CLOSING"). At the Closing

          (i) the Company will deliver to each Purchaser who is purchasing Newly Issued Shares one or more certificates for the Newly Issued Shares being purchased by such Purchaser by wire transfer, registered in such Purchaser's name (or the name of its nominee), against payment by such Purchaser by wire transfer of immediately available funds to or upon the order of the Company, in an amount equal to the Company Purchase Price to be paid by such Purchaser;

         (ii) the Parent Company will deliver to each Purchaser one or more certificates for the Outstanding Shares being purchased by such Purchaser, duly endorsed in blank or accompanied by stock powers in blank duly executed on behalf of the Parent Company, in proper form for transfer, with signature guaranties, against payment by such Purchaser by wire transfer of immediately available funds to or upon the order of the Parent Company, in an amount equal to the Parent Company Purchase Price to be paid by such Purchaser;

        (iii) the Parent Company will deliver to Sudbury and Keystone one or more certificates for the Outstanding Shares being purchased by Sudbury and Keystone, duly endorsed in blank or accompanied by stock powers in blank duly executed on behalf of the Parent Company, in proper form for transfer, with signature guaranties, against issuance and delivery by Sudbury and Keystone to the Parent Company of the Sudbury Note and the Keystone Note, respectively, each duly executed on behalf of Sudbury and Keystone and registered in the name of the Parent Company; and

         (iv) Sudbury and Keystone will deliver to the Collateral Agent the respective certificates for the Outstanding Shares delivered to Sudbury and Keystone pursuant to Section 2.01(d)(iii), together with any stock powers delivered by the Parent Company to Sudbury and Keystone in connection therewith, to be held by the Collateral Agent pursuant to the Sudbury Pledge Agreement and the Keystone Pledge Agreement, respectively.

         SECTION 2.02. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Newly Issued Shares as follows: (i) to repay to the Parent Company on the date of the Closing $6,000,000, which amount includes $1,100,000 of the AOL Prepayment obligations; the parties agree that such $6,000,000 amount represents all outstanding obligations of the Company to the Parent Company, other than the $400,000 principal amount due under the Prepayment Note; (ii) to pay on the date of the Closing the fees due Tower Hill Securities, Inc. pursuant to Section 12.04; (iii) to pay on the date of the Closing the Company's and the Purchasers' costs and expenses in connection with the transactions contemplated by this Agreement in accordance with Section 12.04; and (iv) the balance of the proceeds shall be used by the Company for working capital.

         SECTION 2.03. REPRESENTATIONS BY THE SEVERAL PURCHASERS. Each Purchaser who is purchasing Newly Issued Shares severally and not jointly represents and warrants to the Company as follows:

          (a) INVESTMENT REPRESENTATIONS. It is such Purchaser's intention to acquire the Newly Issued Shares to be purchased by it pursuant to this Agreement for its own account and such Newly Issued Shares are being and will be acquired by it for the purpose of investment and not with a view to public distribution or resale thereof. The acquisition by such Purchaser of the Newly Issued Shares to be purchased by it pursuant to this Agreement shall constitute a confirmation of this representation by such Purchaser. Each Purchaser understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Commission under the Securities Act, all certificates evidencing any of the Newly Issued Shares purchased by it pursuant to this Agreement, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to public distribution or resale. These securities may not be offered for sale, sold, delivered after sale or transferred in the absence of an effective registration statement covering such securities under the Securities Act of 1933 and any applicable state securities laws, or the availability, in the opinion of counsel, reasonably satisfactory to the Company, of an exemption from registration thereunder. These securities are subject to restrictions contained in a Stock Purchase Agreement, a copy of which is available for inspection from the Company."

          (b) ACCESS TO INFORMATION. Prior to the purchase of such Newly Issued Shares, such Purchaser has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the offering of such Newly Issued Shares and additional information, documents, records and books relative to the business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company. Such Purchaser has taken advantage of such opportunity to obtain information about the Company and its business to the satisfaction of such Purchaser (assuming the accuracy and completeness of the information provided by the Company and the Parent Company to such Purchaser) and, except as specifically provided in this Agreement, such Purchaser is not relying on any statements or representations from the Company or its representatives in making its decision to purchase such Newly Issued Shares.

          (c) GENERAL ACCESS. Such Purchaser has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed or delivered in connection herewith, and confirms that, assuming the accuracy and completeness of the representations and warranties in Article 4 and of the responses of the Company and the Parent Company to the inquiries of such Purchaser, all documents, records and books of the Company pertaining to the Purchaser's investment in the Company and requested by such Purchaser have been made available or delivered to such Purchaser.

          (d) SOPHISTICATION AND KNOWLEDGE. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Newly Issued Shares to be purchased by such Purchaser; and such Purchaser can bear the economic risks of investment in such Newly Issued Shares and can afford a complete loss of such Purchaser's investment in such Newly Issued Shares.

          (e) TRANSFER RESTRICTIONS IMPOSED BY SECURITIES LAWS. Such Purchaser understands that: the Newly Issued Shares to be purchased by such Purchaser pursuant to this Agreement have not been registered under the Securities Act or applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; such Purchaser is and must be purchasing such Newly Issued Shares for investment for the account of such Purchaser and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof. Such Purchaser shall not resell or otherwise dispose of all or any part of such Newly Issued Shares, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; such Purchaser understands that the Company does not have any present intention and is under no obligation to register the Newly Issued Shares acquired by such Purchaser pursuant to this Agreement under the Securities Act and applicable state securities laws, except as and to the extent provided in Article 8 hereof; and such Purchaser understands that Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of such Newly Issued Shares.

          (f) LACK OF LIQUIDITY. Such Purchaser has no present need for liquidity in connection with its purchase of the Newly Issued Shares to be purchased by such Purchaser.

          (g) SUITABILITY AND INVESTMENT OBJECTIVES. The purchase of Newly Issued Shares by such Purchaser is consistent with the general investment objectives of such Purchaser. Such Purchaser understands that the purchase of Newly Issued Shares involves a high degree of risk in view of the fact that, among other things, the Company is an early-stage enterprise, and there is no market for the Company's securities.

          (h) ACCREDITED INVESTOR. Such Purchaser is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

          (i) AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

          (j) NO BROKERS OR FINDERS. Except as provided in Section 12.04, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or its agents.

         SECTION 2.04. REPRESENTATIONS BY SUDBURY AND KEYSTONE. Each of the Designated Purchasers severally, but not jointly, represents and warrants to the Parent Company as follows:

          (a) INVESTMENT REPRESENTATIONS. It is such Designated Purchaser's intention to acquire the Outstanding Shares to be purchased by such Designated Purchaser for its own account and such Outstanding Shares are being and will be acquired by it for the purpose of investment and not with a view to public distribution or resale thereof. The acquisition by such Designated Purchaser of such Outstanding Shares shall constitute a confirmation of this representation by such Designated Purchaser. Each Designated Purchaser understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Commission under the Securities Act, all certificates evidencing any of such Outstanding Shares shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws.

         These securities have been acquired for investment and not with a view to public distribution or resale. These securities may not be offered for sale, sold, delivered after sale or transferred in the absence of an effective registration statement covering such securities under the Securities Act of 1933 and any applicable state securities laws, or the availability, in the opinion of counsel, reasonably satisfactory to the Company, of an exemption from registration thereunder. These securities are subject to restrictions contained in a Stock Purchase Agreement, a copy of which is available for inspection from the Company."

          (b) TRANSFER RESTRICTIONS IMPOSED BY SECURITIES LAWS. Each Designated Purchaser understands that: the Outstanding Shares to be purchased by such Designated Purchaser have not been registered under the Securities Act or applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; such Designated Purchaser is and must be purchasing such Outstanding Shares for investment for the account of such Designated Purchaser and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof. Such Designated Purchaser shall not resell or otherwise dispose of all or any part of such Outstanding Shares, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; such Designated Purchaser understands that the Company does not have any present intention and is under no obligation to register such Outstanding Shares under the Securities Act and applicable state securities laws, except as and to the extent provided in Article 8 hereof; and such Designated Purchaser understands that Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of such Outstanding Shares.

          (c) SUDBURY AUTHORIZATION ACTION. Sudbury represents and warrants that: this Agreement, the Sudbury Note and the Sudbury Pledge Agreement have been duly authorized by Sudbury; this Agreement has been duly executed and delivered by Sudbury; and this Agreement, the Sudbury Note and the Sudbury Pledge Agreement, when the Sudbury Note is issued and delivered by Sudbury to the Parent Company in payment of the purchase price of the Outstanding Shares to be purchased by Sudbury, will be duly executed and delivered by Sudbury and will constitute, the legal, valid and binding obligations of Sudbury, enforceable against Sudbury in accordance with their respective terms.

          (d) KEYSTONE AUTHORIZATION ACTION. Keystone represents and warrants that: this Agreement, the Keystone Note and the Keystone Pledge Agreement have been duly authorized by Keystone; this Agreement has been duly executed and delivered by Keystone; and this Agreement, the Keystone Note and the Keystone Pledge Agreement, when the Keystone Note is issued and delivered by Keystone to the Parent Company in payment of the purchase price of the Outstanding Shares to be purchased by Keystone, will be duly executed and delivered by Keystone and will constitute, the legal, valid and binding obligations of Keystone, enforceable against Keystone in accordance with their respective terms.



                                    ARTICLE 3
          CONDITIONS TO PURCHASERS' AND COMPANY'S AND PARENT COMPANY'S
                                   OBLIGATIONS

         SECTION 3.01. PURCHASER CONDITIONS. The obligations of the several Purchasers to purchase the Newly Issued Shares to be purchased by each Purchaser and to pay the respective Company Purchase Price therefor at the Closing; the obligations of the several Purchasers to purchase the Outstanding Shares to be purchased by each Purchaser and to pay the respective Parent Company Purchase Price therefor at the Closing and the obligations of Sudbury and Keystone to purchase the Outstanding Shares to be purchased by Sudbury and Keystone and to issue the Sudbury Note and the Keystone Note, respectively, in payment of the purchase price therefor are subject to the satisfaction of the following conditions at or before the Closing (any or all of which may be waived by such Purchaser at or prior to the Closing):

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the Company and the Parent Company set forth in this Agreement shall be true, accurate and correct on the date of the Closing as if made on the date of the Closing. The Company and the Parent Company shall have performed all obligations and covenants contained in this Agreement required to be performed by either of them prior to the Closing.

          (b) DOCUMENTATION AT CLOSING. Each Purchaser shall have received, prior to or at the Closing, all of the following materials, each in form and substance satisfactory to such Purchaser and its counsel, if any, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

          (i) Copies of (A) the Certificate of Incorporation of the Company, as amended or restated to the date of the Closing, together with such evidence as may be available of the filing thereof with the Secretary of State of the State of New York; (B) the By-laws of the Company, and
         (C) the resolutions of the Board of Directors providing for the approval of this Agreement and the consummation of the transactions contemplated hereby, the issuance of the Newly Issued Shares and all other agreements, documents, instruments or matters contemplated hereby or executed in connection herewith, including, without limitation, the Certificate of Amendment; all of which shall have been certified by the Secretary of the Company, as of the date of the Closing, to be true, complete and correct; and certified copies of all documents evidencing other necessary corporate action, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the transactions contemplated hereby.

         (ii) A certificate of the Secretary or an Assistant Secretary of the Company, dated the date of the Closing, which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Newly Issued Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, the incumbency of such officers, and the true specimen signatures of such officers.

        (iii) A certificate of the President of the Company, dated the date of the Closing, stating that the representations and warranties of the Company contained in Article 4 and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct at the time of the Closing as if made at the time of the Closing and that all obligations and covenants in this Agreement required to be performed by the Company prior to or at the Closing have been performed as of the time of Closing.

         (iv) Copies of (A) the Certificate of Incorporation of the Parent Company, as amended or restated to the date of the Closing, together with such evidence as may be available of the filing thereof with the Secretary of State of the State of Delaware; (B) the By-laws of the Parent Company, and (C) the resolutions of the Board of Directors providing for the approval of this Agreement and the consummation of the transactions contemplated hereby, the sale of the Outstanding Shares and all other agreements, documents, instruments or matters contemplated hereby or executed in connection herewith; all of which shall have been certified by the Secretary of the Parent Company, as of the date of the Closing, to be true, complete and correct; and certified copies of all documents evidencing other necessary corporate action, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the transactions contemplated hereby.

          (v) A certificate of the Secretary or an Assistant Secretary of the Parent Company, dated the date of the Closing, which shall certify the names of the officers of the Parent Company authorized to sign this Agreement, to endorse the certificates for the Outstanding Shares or to execute the stock powers delivered therewith and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Parent Company or any of its officers, the incumbency of such officers, and the true specimen signatures of such officers.

         (vi) A certificate of the Chairman of the Board and the President of the Parent Company, dated the date of the Closing, stating that the representations and warranties of the Parent Company contained in
         Article 4 hereof and otherwise made by the Parent Company in writing in connection with the transactions contemplated hereby are true and correct at the time of the Closing as if made at the time of the Closing and that all obligations and covenants in this Agreement required to be performed by the Parent Company prior to or at the Closing have been performed as of the time of Closing.

        (vii) A binding letter or other instrument from BankBoston, N.A. in the form of Exhibit I attached hereto which shall have (A) released all liens, security interests, claims, equities and encumbrances in its favor on all outstanding shares of Series A Preferred Stock and all shares of Common Stock exchanged prior to the Closing for the Outstanding Shares, (B) released the Company from all obligations and liabilities to BankBoston, N.A., and (C) released all liens, security interests, claims, equities and encumbrances on any of the property or assets of the Company; and BankBoston, N.A. shall have (i) unconditionally delivered possession to the Parent Company of the certificates for all outstanding shares of Common Stock which the Parent Company exchanged prior to the Closing for the Outstanding Shares and (ii) delivered to the Purchasers duly executed UCC Termination Statements for filing in all jurisdictions where appropriate to evidence such releases.

       (viii) The Company shall have obtained any and all consents, waivers or approvals necessary to be obtained at or prior to the Closing to execute and deliver this Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith, to issue the Newly Issued Shares and to carry out the transactions contemplated hereby and thereby, and such consents, waivers and approvals shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith and the issuance of the Newly Issued Shares shall have been taken or made.

         (ix) The Parent Company shall have obtained any and all consents, waivers or approvals necessary to be obtained at or prior to the Closing to execute and deliver this Agreement and the other agreements and instruments executed and delivered by the Parent Company in connection herewith, to sell the Outstanding Shares and to carry out the transactions contemplated hereby and thereby, and such consents, waivers and approvals shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by the Parent Company in connection herewith and the sale of the Outstanding Shares shall have been taken or made.

          (x) A Certificate of the Secretary of State of the State of New York, dated a recent date, as to the due incorporation and good standing of the Company.

         (xi) The favorable opinion addressed to the Purchasers of Parker Chapin Flattau & Klimpl, LLP, counsel for the Company, dated the date of the Closing, in the form attached hereto as Exhibit J.

        (xii) Two of the Jacobs Family Members and no more than two other persons designated by the Jacobs Family Members shall have been elected directors of the Company.

       (xiii) Dr. Samuel D. Waksal and seven other persons designated by Sudbury shall have been elected directors of the Company.

        (xiv) The Certificate of Amendment shall have been filed by the Secretary of State of the State of New York and each Purchaser shall have received evidence of such filing. The By-laws of the Company shall have been amended and restated as set forth in Exhibit K attached hereto.

         (xv) Each of Mr. Herman Jacobs, Mr. Jack Jacobs and Mr. Victor Jacobs shall have executed and delivered to the Company and the Purchasers a Confidentiality, Proprietary Information and Non- Competition Agreement in the form attached hereto as Exhibit L or Exhibit M as applicable.

        (xvi) The Parent Company and the Company shall have executed and delivered, one to the other, the Services and Supply Agreement in the form attached hereto as Exhibit H.

       (xvii) Each of Mr. Herman Jacobs and Mr. Jack Jacobs shall have executed and delivered to the Company a Consulting Agreement in the form attached hereto as Exhibit B.

      (xviii) AOL shall have confirmed in a writing reasonably satisfactory to the Purchasers that (A) the issuance of the AOL Warrant to AOL shall be deemed for all purposes of the AOL Agreement to satisfy the requirements of Section 4.1.1 of the AOL Agreement for the issuance of the "WARRANTS" (as defined therein) as if such issuance had occurred within the "ISSUANCE PERIOD" (as defined in the AOL Agreement) and (B) by reason of such issuance of the AOL Warrant, the Company shall be obligated for payment of the guaranteed amounts of $12,400,000 payable by the Company pursuant to Section 4.1.1 of the AOL Agreement and shall not be obligated for payment of the guaranteed amounts of $24,400,000 provided in Section 4.1.2 of the AOL Agreement.

        (xix) Executed letters of resignation, effective immediately after the Closing, from (A) each director of the Company other than those directors whose service continues pursuant to Section 3.01(b)(xii) and
         (B) each officer of the Company.

          (c) ABSENCE OF CERTAIN PROCEEDINGS. No action, suit, investigation or other proceeding shall have been instituted or threatened which seeks to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby and no order, injunction, judgment, decree or other ruling of any governmental authority of competent jurisdiction shall be in effect which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby.

         SECTION 3.02. COMPANY AND PARENT COMPANY CONDITIONS. The obligations of the Company to issue to each Purchaser the Newly Issued Shares being purchased by such Purchaser at the Closing and the obligations of the Parent Company to sell to each Purchaser the Outstanding Shares being purchased by such Purchaser at the Closing are subject to the satisfaction of the following conditions at or before the Closing (any or all of which may be waived by the Company or the Parent Company at or prior to the Closing):

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of such Purchaser set forth in Section 2.03 and 2.04 hereof shall be true, accurate and correct on the date of the Closing as if made on the date of the Closing. Such Purchaser shall have performed all obligations and covenants contained in this Agreement required to be performed by such Purchaser prior to the Closing.

          (b) DOCUMENTATION AT CLOSING. The Company and the Parent Company shall have received, prior to or at the Closing, all of the following materials, each in form and substance satisfactory to the Company, the Parent Company and their counsel, and each of the following events shall have occurred and each of the following documents shall have been delivered prior to or simultaneous with the
Closing:

          (i) Copies of (A) the Certificate of Formation of Sudbury, together with such evidence as may be available of the filing thereof with the Secretary of State of the State of Delaware; and (B) the Limited Liability Company Agreement of Sudbury; each of which shall have been certified by the Managing Member of Sudbury.

         (ii) A certificate of the Managing Member of Sudbury, dated the date of the Closing, which shall certify the names of the members of Sudbury authorized to sign this Agreement, the Sudbury Note and the Sudbury Pledge Agreement, the incumbency of such members and the true specimen signatures of such members.

        (iii) A certificate of an executive officer or Managing Member of each Purchaser, if applicable, or from such Purchaser, dated the date of the Closing, stating that the representations and warranties of such Purchaser contained in Article 2 and otherwise made by such Purchaser in writing in connection with the transactions contemplated hereby are true and correct at the time of the Closing as if made at the time of the Closing.

          (c) DELIVERY TO PARENT COMPANY. The Company shall have executed and delivered the Prepayment Note in the form attached hereto as Exhibit G to the Parent Company to evidence the Company's obligation to repay the Parent Company an amount advanced to the Company in respect of the AOL Prepayment.

                                    ARTICLE 4
         REPRESENTATIONS, WARRANTIES, ETC. OF THE COMPANY AND THE PARENT
                                     COMPANY

         The Company represents and warrants to, and covenants and agrees with, the Purchasers as set forth in Sections 4.01 through 4.24, and in Section 4.27; and the Parent Company represents and warrants to, and covenants and agrees with, the Purchasers as set forth in Sections 4.01, 4.02, 4.09, 4.25, 4.26, 4.28 and 4.29, as follows (PROVIDED, HOWEVER, that with respect to Sections 4.01 and 4.02, the Company only makes the representations therein insofar as they relate to the Company and the Newly Issued Shares and the Parent Company only makes the representations therein insofar as they relate to the Parent Company and the Outstanding Shares):

         SECTION 4.01. ORGANIZATION AND STANDING. Each of the Company and the Parent Company is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement, and, in the case of the Company, to issue, sell and deliver the Newly Issued Shares, and, in the case of the Parent Company, to sell and deliver the Outstanding Shares and, in each such case, to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Company. The Company has no Subsidiaries or equity investment in any Person.

         SECTION 4.02. CORPORATE ACTION. This Agreement and the other agreements and instruments executed by the Company and the Parent Company in connection herewith have been duly authorized, executed and delivered by the Company and the Parent Company and constitute the legal, valid and binding obligations of the Company and the Parent Company, enforceable against the Company and the Parent Company in accordance with their respective terms. The Shares have been duly authorized. The issuance, sale and delivery of the Newly Issued Shares has been duly authorized by all required corporate action on the part of the Company; and the Newly Issued Shares, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company or the Parent Company except as set forth in this Agreement. Immediately prior to the Closing, the Parent Company will exchange 2,670,940 outstanding shares of Common Stock owned by it for a like number of shares of Series A Preferred Stock which shall constitute the Outstanding Shares. Immediately prior to the Closing, the Company shall issue to Mr. Herman Jacobs, Mr. Victor Jacobs and Mr. Jack Jacobs 282,828, 282,829 and 282,828 shares, respectively, of Series A Preferred Stock in exchange for a like number of shares of Common Stock held by such Person and to be transferred and surrendered to the Company by such Person. The sale and delivery of the Outstanding Shares has been duly authorized by all required corporate action on the part of the Parent Company; the Outstanding Shares are validly issued, fully paid and nonassessable; and the Outstanding Shares, when delivered to Purchasers, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company or the Parent Company, except as set forth in this Agreement and except with respect to the Outstanding Shares purchased by Sudbury and Keystone, as set forth in the Sudbury Pledge Agreement and the Keystone Pledge Agreement.

         SECTION 4.03. GOVERNMENTAL APPROVALS. Except as set forth on Schedule
4.03 and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed by the Company or the Parent Company on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company or the Parent Company of this Agreement for the offer, issue, sale, execution or delivery of the Shares or for the performance by the Company or the Parent Company of its obligations under this Agreement.

         SECTION 4.04. LITIGATION. Except as disclosed in Schedule 4.04, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or against any officer, Key Employee or the holder of more than ten percent (10%) of the outstanding capital stock of the Company relating to the Company or its business, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with any substantial chance of a recovery which would be materially adverse to the Company. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which default might have a material adverse effect on the business, assets, liabilities, operations, results of operations, Intellectual Property

Rights, management, condition (financial or other) or prospects of the Company. There are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or the Parent Company which might result, either in any case or in the aggregate, in any material adverse change in the business, assets, liabilities, operations, results of operations, Intellectual Property Rights, management, condition (financial or other) or prospects of the Company, or which might call into question the validity of this Agreement, any of the Shares, or any action taken or to be taken pursuant hereto. The foregoing sentences include, without limiting their generality, actions pending or, to the knowledge of the Company, threatened involving the prior employment or engagement of any of the Company's or the Parent Company's officers, employees or consultants or their use in connection with the Company's or the Parent Company's business of any information or techniques allegedly proprietary to any of their former employers or to any other Person. Without limitation to the foregoing representations, a brief summary of the Company's material litigation and, as it relates to the Company or its business, the Parent Company's material litigation and the disposition of such matters is set forth on Schedule 4.04.

         SECTION 4.05. CERTAIN AGREEMENTS OF OFFICERS AND EMPLOYEES. (a) All of the Company's employment contracts, patent disclosure agreements, proprietary information agreements, noncompetition agreements, nonsolicitation agreements, confidentiality agreements, and any other similar contracts, agreements or restrictive covenants are set forth on Schedule 4.05 hereto and copies thereof have been furnished by the Company to the Purchasers. No officer, employee or consultant of the Company is, or, to the Company's knowledge, is now anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, including those set forth on Schedule 4.05, relating to the right of any such officer, employee, or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and the continued employment or engagement of the Company's officers, employees or consultants shall not subject the Company or any Purchaser to any liability with respect to any of the foregoing matters.

          (b) No officer, consultant or Key Employee of the Company whose termination, either individually or in the aggregate, could have a material adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company, has been terminated since the date hereof, or to the best knowledge of the Company, has any present intention of terminating, such Person's employment or engagement with the Company, except as set forth on Schedule 4.05.

         SECTION 4.06. COMPLIANCE WITH OTHER INSTRUMENTS. The Company and the Parent Company are in compliance in all respects with the terms and provisions of this Agreement, and the Company is in compliance in all material respects with the terms and provisions of its Certificate of Incorporation and Bylaws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments to which it is a party, by which it is bound or to which it or any of its properties or assets are subject. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. None of the execution and delivery of this Agreement by the Company, the issuance of the Newly Issued Shares by the Company or the consummation of any transaction contemplated hereby, has constituted or resulted in or will constitute or result in a default (or an event which with notice or the passing of time, or both, would constitute a default) or violation of any term or provision of the Company's Certificate of Incorporation or By-laws, each as amended or restated to date, or any mortgage, indenture, lease, agreement or other instrument, judgment, decree, order, statute, or, to the knowledge of the Company, rule or regulation to which the Company is a party or by which it is bound or any of its properties or assets are subject. A schedule of Indebtedness of the Company as of the date of this Agreement (including lease obligations required to be capitalized in accordance with applicable Statements of Financial Accounting Standards) is attached as Schedule 4.06.

         SECTION 4.07. TITLE TO ASSETS, INTELLECTUAL PROPERTY RIGHTS. (a) The Company has good and merchantable title to all of its assets, now carried on its books, which assets consist of those reflected in the most recent balance sheet of the Company which is included in Schedule 4.08C, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances except as set forth on Schedule 4.07. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect. The Company does not own any real property.

          (b) The Company owns or has a valid right to use the Intellectual Property Rights being used to conduct its business as now operated and as now proposed by the Company to be operated; a complete list of licenses and registrations of such Intellectual Property Rights is attached hereto as
Schedule 4.07; and the conduct of the Company's business as now operated and as now proposed to be operated do not and, to the best knowledge of the Company, will not conflict with or infringe upon the Intellectual Property Rights of others. Except as set forth on Schedule 4.07, no claim is pending or, to the knowledge of the Company, threatened against the Company or the Parent Company or any of their respective officers, employees or consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. Except pursuant to the terms of any licenses specified on Schedule 4.07, the Company has no obligation to compensate any Person for the use of any such Intellectual Property Rights and the Company has not granted any Person any license or other right to use any of the Intellectual Property Rights of the Company, whether requiring payment of royalties or not.

          (c) The Company and the Parent Company have taken all reasonable measures to protect and preserve the security, confidentiality and value of the Company's Intellectual Property Rights, including its trade secrets and other confidential information. To the best knowledge of the Company, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of such employee's or consultant's work for the Company. Except as set forth on Schedule 4.07, the Company is the exclusive owner of all right, title and interest in the Intellectual Property Rights which individually or in the aggregate are material to the Company, and such Intellectual Property Rights are valid and in full force and effect. Except as set forth on Schedule 4.07, neither the Company nor any of its Key Employees or consultants has received notice of, and to the best of the Company's knowledge, there are no claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any right of any third party. The Company owns or has adequate rights to use, without payment to any Person, all Intellectual Property Rights necessary or desirable to conduct its business as currently conducted and as proposed to be conducted. The Company has made all filings and taken all other actions necessary to acquire, maintain, register, renew and perfect the rights of the Company to all Intellectual Property Rights used by the Company in its business or in which it has an interest in all jurisdictions where such rights are used by it. The Company is in compliance with all material terms and conditions of its agreements relating to its Intellectual Property Rights. To the knowledge of the Company, none of the products or services which the Company is researching, developing, proposes to research and develop, makes, has made, uses, or sells, infringes or misappropriates any Intellectual Property Right of any third party. None of the trademarks and service marks the Company uses infringes the trademark or service mark rights of any third party. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Right and none of the material computer software, processes and formulae, research and development results and other know-how relating to the Company's business, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements. The Company has provided the Purchasers with copies of (i) all of its records relating to Intellectual Property Rights of the Company and third parties, including all claims or disputes relating thereto, (ii) the names and telephone numbers of (A) all officers and employees of the Company or any of its Affiliates responsible for Intellectual Property Rights matters and (B) all legal counsel responsible for Intellectual Property Rights matters, together with all invoices submitted by such counsel during the past two years, and (iii) all trademark search reports in the Company's, its Affiliates', or its counsel's possession relating to trademarks of the Company.

         SECTION 4.08. FINANCIAL INFORMATION. The Company's unaudited consolidating Income Statements, Statements of Stockholders' Equity (Deficit) and Statements of Cash Flow for the fiscal year ended March 31, 1998 and consolidated Balance Sheet as of March 31, 1998, copies of which are attached hereto as Schedule 4.08A, present fairly in all material respects the results of operations, cash flows and financial position of the Company for the periods covered thereby and as of the date thereof and have been prepared in accordance with generally accepted accounting principles consistently applied. The Company's unaudited Income Statement and Statement of Cash Flows for the nine months ended December 31, 1998 and unaudited Balance Sheet as of December 31, 1998, copies of which are attached hereto as Schedule 4.08B, and unaudited Income Statement and Statement of Cash Flows for the period ended February 28, 1999 and unaudited Balance Sheet as of February 28, 1999, copies of which are attached hereto as Schedule 4.08C, in each case present fairly the Company's results of operations and cash flows for the periods covered thereby and financial position as of the dates thereof in accordance with generally accepted accounting principles consistently applied, it being understood that such financial statements are unaudited and are subject to normal recurring adjustments, none of which is material. The Company maintains books and records which accurately record the financial transactions of the Company and the Financial Statements of the Company have been prepared based on such books and records.

         The financial statements attached as Schedule 4.08A, 4.08B and 4.08C are referred to herein as the "FINANCIAL STATEMENTS". The Company has no reasonable grounds to know of, any liability, contingent or otherwise, not adequately reflected in or reserved against in the Financial Statements. Since February 28, 1999, except as disclosed in the Financial Statements or this Agreement, there has been no material adverse change in the business, assets, liabilities, operations, results of operations, Intellectual Property Rights, condition (financial or other) or prospects of the Company.

         SECTION 4.09. TAXES. The Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Financial Statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of or which include the Company has been audited by the Internal Revenue Service or any state tax authority. Neither the Company nor the Parent Company knows of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened for any period, and there is no basis for any such assessment, adjustment or contingency. Neither the Company nor, to the best of the Company's knowledge, any of its stockholders, has ever filed a consent pertaining to the Company pursuant to section 341(f) of the Code relating to collapsible corporations.

         SECTION 4.10. ERISA. The Company does not make any contributions to any employee pension benefit plan for its employees which plan is subject to ERISA.

         SECTION 4.11. TRANSACTIONS WITH AFFILIATES AND PARENT COMPANY. Except as set forth in Schedule 4.11, there are no loans, leases, royalty or other agreements between (a) the Company or any of its material customers or suppliers, on the one hand, and (b) any officer, employee, consultant or director of the Company or any Person owning five percent (5%) or more of the outstanding capital stock of the Company or the Parent Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder, on the other hand. There are no obligations of the Company to the Parent Company or any of its Subsidiaries or Affiliates (other than the Company) or any officer, director, employee or stockholder of the Parent Company or any of its Subsidiaries or Affiliates which will continue after the Closing except as shall arise under this Agreement, the Services and Supply Agreement, the Consulting Agreements or the Prepayment Note.

         SECTION 4.12. ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person except as set forth in Schedule 4.12.

         SECTION 4.13. INVESTMENTS IN OTHER PERSONS. Except as set forth in
Schedule 4.13, the Company has not made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person. The Company does not have, and has not since its incorporation had, any Subsidiaries.

         SECTION 4.14. SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Newly Issued Shares hereunder. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Newly Issued Shares under the registration provisions of the Securities Act and applicable state securities laws.

         SECTION 4.15. DISCLOSURE. Neither this Agreement or the Financial Statements, nor any other agreement, document, certificate or written statement furnished or to be furnished to any Purchaser or its counsel by or on behalf of the Company or the Parent Company in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. There is no fact which has not been disclosed herein or in writing to the Purchasers and which materially adversely affects, or in the future could, materially adversely affect, the business, assets, liabilities, operations, results of operations, Intellectual Property Rights, condition (financial or other), or prospects of the Company.

         SECTION 4.16. BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon any Purchaser for any commission, fee or other compensation in cash, securities or any other property or rights as a finder or broker because of any act or omission by the Company or the Parent Company or their respective agents.

         SECTION 4.17. CAPITALIZATION; STATUS OF CAPITAL STOCK. As of the Closing, the Company will have a total authorized capitalization consisting of 30,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $.01 par value, of which 9,400,000 shares will be designated as Series A Preferred Stock. As of the Closing, 1,329,060 shares of Common Stock and 3,519,425 shares of Series A Preferred Stock will be issued and outstanding, without giving effect to the issuance of the Newly Issued Shares. The Certificate of Amendment has been approved by the Board of Directors and the stockholders of the Company in accordance with the New York Business Corporation Law. A complete list of the class and number of shares of the capital stock of the Company which have been previously issued and the names in which such capital stock is registered on the stock transfer book of the Company is set forth in Schedule 4.17. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. Except as set forth in
Schedule 4.17, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue or sell, shares of capital stock or other securities of the Company are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue or sell shares or rights to acquire any capital stock or other securities of the Company except as contemplated by this Agreement with regard to the Newly Issued Shares. Neither the Outstanding Shares nor any other shares of Common Stock owned by the Parent Company are not subject to any restriction or agreement entered into by the Parent Company with respect thereto; including, without limitation, any voting agreement, pledge, agreement for purchase or sale, right of first refusal, other than this Agreement. Except as set forth in Schedule 4.17, none of the Company's outstanding securities or authorized capital stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other Person, except pursuant hereto. Except as set forth in Schedule 4.17, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. Except as set forth in Schedule 4.17, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company.

         SECTION 4.18. REGISTRATION RIGHTS. Except as set forth on Schedule 4.18, and except for the rights granted to the Purchaser pursuant to Article 8 hereof, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

         SECTION 4.19. INSURANCE. The Parent Company maintains and has maintained since the commencement of business by the Company the insurance policies in effect on the date hereof covering the Company's properties and business which are listed, together with copies thereof, on Schedule 4.19 attached thereto.

         SECTION 4.20. BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of each of the Company.

         SECTION 4.21. MATERIAL AGREEMENTS. Except as set forth in Schedule 4.21, the Company is not a party to any written contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act, or any other agreement which could materially adversely affect the business, assets, liabilities, operations, results of operations, Intellectual Property Rights, condition (financial or other) or prospects of the Company. Except as set forth in Schedule 4.21, each of the contracts or agreements listed in
Schedule 4.21 is in full force and effect with no default or material failure of performance or observance of any obligations or conditions contained therein by the Company or any of the other parties thereto.

         SECTION 4.22.  ABSENCE OF CERTAIN DEVELOPMENTS.  Except as set forth on
Schedule 4.22 and as contemplated herein, since March 31, 1998 the Company has not:

          (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

          (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's business;

          (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices;

          (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

          (e) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any lien, charge or other encumbrance, except liens for current property taxes not yet due and payable;

          (f) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices;

          (g) sold, assigned or transferred any patents, patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any persons except to potential customers, investors or corporate or academic partners or collaborators in the ordinary course of business consistent with past practices;

          (h) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

          (i) made capital expenditures or commitments therefor that aggregate in excess of $200,000.00;

          (j) made charitable contributions or pledges in excess of $5,000 in the aggregate;

          (k) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

          (l) experienced any problems with labor or management in connection with the terms and conditions of their employment; or

          (m) effected or agreed to do any of the foregoing.

         SECTION 4.23. ENVIRONMENTAL AND SAFETY LAWS. (a) The operations of the Company are currently and have at all times been in compliance in all material respects with all applicable Environmental Laws. To the knowledge of the Company (after due inquiry), there are not currently nor have there ever been any underground storage tanks on any real property owned, operated or leased by the Company. No Hazardous Material has been stored, generated, treated, discharged or Released in or upon any real property owned, operated or leased by the Company during the period of such ownership or before the period of the

Company's ownership, lease or operation in violation of, or in a quantity reportable under, any Environmental Law or that is reasonably likely to result in any material Environmental Costs and Liabilities. The Company is not subject to any Environmental Costs and Liabilities, and, to the knowledge of the Company (after due inquiry), no facts or circumstances exist which could give rise to any Environmental Costs and Liabilities.

          (b) Schedule 4.23 lists all Environmental Permits maintained by the Company or by the Parent Company in connection with the Company's business. Such Environmental Permits constitute all of the Environmental Permits necessary or desirable for the Company's operations and: (i) the Company is in compliance in all material respects with such Environmental Permits; (ii) there are no Legal Proceedings pending nor, to the Company's knowledge, threatened to revoke such Environmental Permits; (iii) neither the Company nor the Parent Company has received any notice from any Governmental Authority to the effect that there is lacking any Environmental Permit required for the current use or operation of any property owned, operated or leased by the Company, and (iv) the consummation of the transactions contemplated hereby will not constitute a transfer or assignment of any such Environmental Permits nor will such consummation require any filing or registration with or notice to any Governmental Authority and all such Environmental Permits shall remain in full force after the Closing.

          (c) Neither the Company nor, to the knowledge of the Company (after due inquiry), any predecessor of the Company, is subject to any outstanding written order of any Governmental Authority or other Person, or, to the knowledge of the Company, any federal, state, local or foreign investigation respecting: (i) actual or alleged violations of Environmental Laws, (ii) any Remedial Action or (iii) any Environmental Costs and Liabilities. Neither the Company or any of its Affiliates nor, to the knowledge of the Company (after due inquiry), any predecessor of the Company or any of its Affiliates has received any written notice from any Governmental Authority respecting any violation of Environmental Laws.

          (d) There are no Legal Proceedings pending or, to the knowledge of the Company (after due inquiry), threatened against the Company, alleging the violation of any Environmental Law or Environmental Permit.

          (e) Neither the Company nor, to the knowledge of the Company, any predecessor of the Company, has filed any notice under federal, state or local law indicating past or present treatment, storage, or disposal of or reporting a Release of any Hazardous Material.

          (f) None of the operations of the Company or, to the knowledge of the Company, of any predecessor of the Company, involves or previously involved the generation, transportation, treatment, storage or disposal of Hazardous Waste, as defined under 40 C.F.R Parts 260-270 or any state, local or foreign equivalent.

          (g) The Company has not received notice of liability or potential liability at, nor are there any pending or threatened Legal Proceedings with respect to, any facility at which the Company, or to the knowledge of the Company, any predecessor of the Company, has transported, disposed of, or arranged for the transportation at or disposal of any Hazardous Material. There is no friable asbestos, friable asbestos-containing building materials, polychlorinated biphenyls, or urea formaldehyde presently in use or otherwise located at any real property currently owned, operated or leased by the Company.

          (h) There has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to the current or prior business of the Company or any of its Subsidiaries, nor to the knowledge of the Company (after due inquiry), any predecessor of the Company or any property or facility now or previously owned or leased by the Company.

         SECTION 4.24. U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now and has never been a "UNITED STATES REAL PROPERTY HOLDING
CORPORATION" as defined in section 897(c)(2) of the Code and section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

         SECTION 4.25. TITLE TO OUTSTANDING SHARES. The Parent Company has good and marketable title to all the Outstanding Shares, free and clear of any and all liens, pledges, charges, encumbrances, and claims and rights of others of any nature whatsoever, and each Purchaser, if it is without notice of any adverse claim with respect to the Outstanding Shares purchased by it pursuant hereto, upon consummation of the transactions contemplated hereby, will acquire good and marketable title to the Outstanding Shares purchased by it pursuant hereto, free and clear of any and all liens, pledges, charges, encumbrances, and claims and rights of others of any nature whatsoever other than, in the case of Sudbury and Keystone, the respective liens on the Outstanding Shares purchased by Sudbury and Keystone pursuant hereto arising under the Sudbury Pledge Agreement and the Keystone Pledge Agreement, respectively.

         SECTION 4.26. INVESTMENT REPRESENTATION. The Sudbury Note and the Keystone Note to be acquired by the Parent Company as provided in this Agreement are being acquired by the Parent Company for its own account for investment and not with a view to the distribution thereof; the Parent Company is an "ACCREDITED INVESTOR" (as that term is defined in Rule 501(a)(3) of Regulation

D under the Securities Act); and the Parent Company will not distribute the Sudbury Note, the Keystone Note or any portion thereof in violation of applicable state securities or "BLUE SKY" laws or the 1933 Act or the applicable rules and regulations of the Commission thereunder. The Parent Company understands that each of the Sudbury Note and the Keystone Note will bear a restrictive legend and that the transfer of the Sudbury Note and the Keystone Note will be restricted under applicable securities laws.

         SECTION 4.27. YEAR 2000 COMPLIANCE. Except as set forth on Schedule 4.27, all computer and information programs and technology included in the assets of the Company are Year 2000 Compliant.

         SECTION 4.28. NON-CONTRAVENTION. None of the execution and delivery of this Agreement by the Company and the Parent Company, the issuance of the Newly Issued Shares by the Company, the sale of the Outstanding Shares by the Parent Company or the consummation of any transaction contemplated hereby, has constituted or resulted in or will constitute or result in a default (or an event which with notice or the passing of time, or both, would constitute a default) or violation of any term or provision of the Company's or the Parent Company's Certificate of Incorporation or By-laws, each as amended or restated to date, or any mortgage, indenture, lease, agreement or other instrument, judgment, decree, order, statute, rule or regulation to which the Company or the Parent Company is a party or by which it is bound or any of its properties or assets are subject.

         SECTION 4.29. SELECTED FINANCIAL INFORMATION. (a) The amounts of each of the following items set forth in the Financial Statements as of and for the period ended February 28, 1999 are true and correct as of such date:

          (i)   Accounts receivable,

         (ii)   Inventory,

        (iii)   Prepaid expenses,

         (iv)   Accounts payable and accrued expenses,

          (v) Amounts due to the Parent Company (including obligations relating to the AOL Prepayment), and

         (vi) Gross sales.

          (b) The amount of the Company's fixed assets as set forth on Schedule
4.29 attached hereto is true and correct.

                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

         SECTION 5.01. REPORTING REQUIREMENTS. Until the Company completes the Initial Public Offering, the Company will furnish the following to the
Purchasers:

          (a) QUARTERLY REPORTS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated statements of income, cash flow and retained earnings of the Company and its Subsidiaries for such fiscal quarter, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior fiscal year;

          (b) ANNUAL REPORTS. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, cash flow and returned earnings of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company; and, within 100 days after the end of each fiscal year (or such earlier date as such audit is complete and available for distribution to stockholders of the Company) audited financial statements as described in this paragraph (b) for such fiscal year, accompanied by an unqualified audit report of independent public accountants selected by the Board of Directors; and

          (c) BUDGETS AND OPERATING PLAN. As soon as available, a business plan and annual budget which includes monthly and quarterly operating budgets for each fiscal year; as promptly as practicable, any changes to such budget or business plan; and copies of such business plan.

         SECTION 5.02. BOOKS AND RECORDS. The Company shall, and shall cause its Subsidiaries to, maintain a system of accounts in accordance with generally accepted accounting principles and keep full and complete financial records.

         SECTION 5.03. CONDUCT OF BUSINESS. The Company shall, and shall cause its Subsidiaries to, engage in (a) the development of programming material for distribution through online service providers and the Internet and the sale of products through its web site and (b) the business of selling, distributing and marketing health, beauty wellness and other products and services including, but not limited to, perfumes and cosmetics principally through the Internet and/or as the Board of Directors may from time to time determine are in the best interests of the Company. The Company shall, and shall cause its Subsidiaries, to keep in full force and effect their respective corporate existence and all patents and other Intellectual Property Rights useful in their respective business and comply with all applicable laws and regulations in the conduct of their respective businesses.

         SECTION 5.04. PAYMENT OF TAXES; COMPLIANCE WITH LAWS. The Company shall, and shall cause its Subsidiaries to, pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; PROVIDED, HOWEVER, that the Company shall not be required or require its Subsidiaries to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by the Company or its Subsidiary in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company shall, and shall cause its Subsidiaries to, comply with all applicable laws and regulations in the conduct of its business.

         SECTION 5.05. ADVERSE CHANGES. The Company shall promptly advise the Purchasers of any event which represents a material adverse change in the condition or business, financial or otherwise, of the Company or its Subsidiaries. The Company shall also promptly notify the Purchasers of any facts which, if such facts had existed at the Closing, would have constituted a breach of the representations and warranties contained herein.

         SECTION 5.06. INSURANCE. The Company and its Subsidiaries shall keep their insurable properties insured by financially sound and reputable insurers against the perils of liability, casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or a similar business of similar size. The Company and its Subsidiaries shall also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies engaged in the same or a similar business of similar size.

         SECTION 5.07. MAINTENANCE OF PROPERTIES. The Company shall, and shall cause its Subsidiaries to, maintain all properties used or useful in the conduct of its business in good repair, working order and condition as necessary to permit such business to be properly and advantageously conducted.

         SECTION 5.08. AFFILIATED TRANSACTIONS. All transactions by and between the Company and/or any of its Subsidiaries on the one hand, and any officer, Key Employee or stockholder of the Company or any of its Subsidiaries or persons controlled by or affiliated with such officer, Key Employee or stockholder, on the other hand, shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company or the Subsidiary, as applicable, than could be obtained from non-related persons and shall be approved in advance by the Board of Directors of the Company, after full disclosure of the terms thereof; PROVIDED, HOWEVER, that the approval of the Board of Directors of the Company shall not be required for any transaction or series of transactions involving in the aggregate an expenditure or transfer of not more than $2,500 in money or money's worth; and PROVIDED FURTHER, however, that nothing herein shall prohibit the Company from engaging in transactions pursuant to the Services and Supply Agreement on the terms provided therein.

         SECTION 5.09. MANAGEMENT COMPENSATION. Compensation paid by the Company or by any of its Subsidiaries to their respective management shall not be in excess of amounts reasonably comparable to compensation paid to management in companies in similar industries of similar size in comparable geographic locations and in a similar stage of development; PROVIDED, HOWEVER, that nothing herein shall limit the compensation payable to Messrs. Spiessbach and Katz pursuant to employment agreements with them that have been or will be approved by the Directors of the Company.

         SECTION 5.10. INSPECTION. The Company shall permit the Purchasers and their authorized representatives to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, employees, independent accountants, consultants and attorneys, all at such reasonable times and as often as may be reasonably requested.

         SECTION 5.11. PROPRIETARY RIGHTS AGREEMENT. The Company understands that a material inducement and factor upon which each Purchaser is relying in making its decision to purchase Shares is the covenants not to compete to be contained in the Confidentiality, Proprietary Information and Non-Competition Agreements referred to in Section 3.01(b)(xv). The Company agrees (x) not to waive, amend or modify such covenants not to compete in any respect which is materially adverse to the Company, without the prior approval by a majority of the whole Board of Directors (excluding for this purpose the Person whose covenant not to compete is proposed to be amended) and (y) to use its commercially reasonable best efforts to enforce such covenants. Promptly after the date of the Closing, the Company shall use its best efforts to cause each of its employees to execute and deliver to the Company a Confidentiality, Proprietary

Information and Non-Competition Agreement substantially in the form attached hereto as Exhibit L or such other form as shall be approved by the Board of Directors. The Company shall, and shall cause its Subsidiaries to, diligently enforce all of their respective rights under any of their proprietary rights agreements. All employees of the Company and its Subsidiaries, upon commencing employment with the Company or its Subsidiaries, as applicable, shall execute and deliver to the Company a Confidentiality, Proprietary Information and Non-Competition Agreement substantially in the form attached hereto as Exhibit L as such form of Agreement may be revised from time to time with the approval of the Board of Directors.

         SECTION 5.12. MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its or such subsidiary's business without, to the Company's best knowledge, any conflict with any rights of others to use such patents, processes, licenses, trademarks, trade names or copyrights.

         SECTION 5.13. CONDUCT OF BUSINESS PENDING THE CLOSING. During the period from the date of this Agreement to the date of the Closing, the Company agrees (which agreement shall be joint and several with the Parent Company's agreement pursuant to Section 6.01) that, unless otherwise approved by a majority in interest of the Purchasers:

          (a) ORDINARY COURSE. The Company's businesses shall be conducted only in the ordinary course of business and in a manner consistent with past practice. The Company shall use commercially reasonable efforts to preserve substantially intact the Company's business organization, to keep available the services of its present officers, employees and consultants and to preserve its present relationships with customers, suppliers and other Persons with which it has a significant business relationship.

          (b) GOVERNING DOCUMENTS. The Company shall not, amend or propose to amend its Certificate of Incorporation or By-laws except for the Certificate of Amendment and the amendment of the By-laws provided in Exhibit K attached hereto.

          (c) ISSUANCE OF SECURITIES. The Company shall not issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize any shares of its capital stock of any class, any debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, debt or convertible securities or other ownership interest, except that the Company shall (1) issue the AOL Warrant to AOL, (2) issue shares of Series A Preferred Stock to the Parent Company in exchange for outstanding shares of Common Stock as contemplated by Section 4.02 and (3) the issuance of shares of Series A Preferred Stock to Jacobs Family Members in exchange for outstanding shares of Common Stock as contemplated by Section 4.02.

          (d) DIVIDENDS; CHANGES IN STOCK. The Company shall not, nor shall it propose to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; or (ii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

          (e) NO ACQUISITIONS. The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or in any other manner, any business or any Person or division thereof or otherwise acquire or agree to acquire any material amounts of assets.

          (f) NO DISPOSITIONS. Other than (i) as may be required by law to consummate the transactions contemplated hereby; or (ii) dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to the Company shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of any of its assets.

          (g) INDEBTEDNESS; LEASES. The Company shall not incur any Indebtedness for borrowed money (other than in the ordinary course of business and consistent with past practice) or guarantee any such Indebtedness or issue or sell any debt securities or warrants or rights to acquire any of its debt securities or guarantee any Indebtedness of others or enter into, cancel, surrender, amend or modify any lease or sublease (whether such lease is an operating or capital lease) or permit, allow or suffer any of its assets to be subject to any lien, other than in each case in the ordinary course of business.

          (h) ADVICE OF CHANGES; FILINGS. The Company shall confer on a regular and frequent basis with the Purchasers, report on operational matters relating to the Company and promptly advise the Purchasers in writing of any change or event occurring after the date hereof having a material adverse effect on the Company. The Company shall promptly provide the Purchasers (or their legal counsel) with copies of all filings made by either of them with any governmental entity in connection with this Agreement and the transactions contemplated hereby.

          (i) EMPLOYEE ARRANGEMENTS. The Company shall not: (i) increase or agree to increase the compensation payable or to become payable to its officers, employees or consultants, or modify, change, terminate or supplement its employee benefits, except for increases in salary or wages of employees (other than its officers (whether in such capacity or otherwise)) in accordance with past practices; (ii) except as provided in accordance with the provisions of any employee benefit plan or arrangement in effect on the date hereof and disclosed to the Purchasers in this Agreement, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its officers or employees; (iii) enter into or amend any collective bargaining agreement; or
(iv) establish, adopt, enter into or amend any employee benefit or fringe benefit plans or arrangements for the benefit of any of its directors, officers or employees.

          (j) NO DISSOLUTION, ETC. The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.

          (k) PAYMENTS. Unless it shall have given at least two business days prior notice thereof to a majority in interest of the Purchasers, the Company shall not make any payment or series of payments to any third party in excess of $50,000.

          (l) NO ACTION. The Company shall not take or agree or commit to take any action that: (i) is reasonably likely to make any of its representations or warranties hereunder inaccurate; or (ii) is prohibited pursuant to the provisions of this Section 5.13.

         SECTION 5.14. CERTAIN AGREEMENTS AND FILINGS. On or before the time of the Closing, the Company shall execute and deliver to the other parties thereto the Services and Supply Agreement, the Confidentiality, Proprietary Information and Non-Competition Agreements referred to in Section 3.01(b)(xv) and the Consulting Agreements.

         SECTION 5.15. ISSUANCE OF AOL WARRANT. At or before the time of the Closing, the Company shall issue the AOL Warrant to AOL.

                                    ARTICLE 6
                         COVENANTS OF THE PARENT COMPANY

         SECTION 6.01. CONDUCT OF COMPANY BUSINESS PENDING THE CLOSING. The Parent Company agrees (which agreement shall be joint and several with the Company's agreement pursuant to Section 5.13) not to permit the Company to take any action prohibited by Section 5.13 and to cause the Company to take all actions required by Section 5.13.

         SECTION 6.02. CONCERNING REPRESENTATIONS AND WARRANTS. During the period from the date of this Agreement to the date of the Closing, the Parent Company shall not take or agree or commence to take any action that is reasonably likely to make any of its or the Company's representations and warranties hereunder inaccurate.

         SECTION 6.03. CERTAIN INTELLECTUAL PROPERTY RIGHTS MATTERS. From and after the Closing Date, Parent Company (a) shall not use or do business, or assist any third party in using or doing business, under the names or marks "FRAGRANCECOUNTER.COM", "COSMETICSCOUNTER.COM", "COSMETICCOUNTER.COM",
"BEAUTYCOUNTER.COM", "SPACOUNTER.COM", "PERFUME.NET", "FRAGRANCECOUNTER.NET" or any other Intellectual Property Right of the Company or any other names or marks similar thereto or being a variant thereof and (b) shall take all further action necessary to transfer and assign to the Company all Intellectual Property Rights (whether or not identified on Schedule 4.07) being used by the Company to conduct its business as now operated and is proposed by the Company to be operated and (c) shall not directly or indirectly use, or transfer (other than to the Company) any rights with respect to, such Intellectual Property Rights.

         SECTION 6.04. COVENANT NOT TO COMPETE. During the period from the date of the Closing to the date which is three years after the date of the Closing the Parent Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, directly or indirectly, whether alone or in concert with others or as a partner, consultant, agent, stockholder of any company or holder of an equity interest in any commercial enterprise or otherwise, engage in any Competitive Activity. During such period, the Parent Company, affiliates, subsidiaries, management, employees or Jacobs Family Members will not, directly or indirectly, either alone or in concert with others, solicit or encourage any employee or officer of or consultant to the Company (x) to leave or otherwise terminate his or her relationship with the Company or (y) to engage directly or indirectly in any Competitive Activity. Ownership of stock, partnership interests or other securities of any entity not in excess of one percent of any class of such stock, interests or other securities which are publicly traded shall not, in and of itself, be considered to be engaging in Competitive Activity. If the Parent Company violates, or fails to cause any of its Subsidiaries or Affiliates not to violate, any provision of this Section 6.04, then such violation shall toll the running of the time period specified in this Section 6.04 from the date such violation commences until the date such violation ceases. The Parent Company hereby represents, warrants, covenants and agrees that the terms of this Section
6.04 are reasonable and understands that they are a material inducement to the Purchasers to execute and deliver this Agreement. The Parent Company recognizes and agrees that the Company and the Purchasers will not have an adequate remedy at law if the Parent Company fails to comply with this Section 6.04 and that damages may not be readily ascertainable, and the Parent Company expressly agrees that, in the event of such failure, the Company and the Purchasers shall be entitled to obtain specific performance of the Parent Company's obligations and to obtain immediate injunctive relief and the Parent Company shall not oppose any application by the Company or any Purchaser requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Section 6.04.

         SECTION 6.05. CERTAIN INSURANCE MATTERS. In order that, after the date of the Closing, the Company may benefit from insurance coverage maintained prior to the date of the Closing by the Parent Company for the benefit of the Company, the Parent Company agrees that any rights in respect of any claim for insurance coverage and any recovery or other benefit under such insurance coverage relating to the business of the Company prior to the date of the Closing shall be the rights and property of the Company. The Parent Company shall use its best efforts to assist the Company in making any such claim for coverage and seeking recovery thereunder, and shall hold any amount received by the Parent Company in trust for the Company and shall promptly pay the same to the Company. The Company will reimburse the Parent Company for its costs and expenses, including attorneys' fees, incurred in connection with making any such claim and seeking any such recovery for the benefit of the Company; PROVIDED that all such expenses are approved in advance by the Company. The Company shall have the right to control and manage all aspects of such claim, including the selection of counsel therefor in which event the Company shall pay all fees and expenses of such counsel.

         SECTION 6.06. UNDERTAKINGS RESPECTING TAXES AND ACCOUNTING. (a) The Parent Company and the Purchasers acknowledge and agree that the income and operations of the Company through the date of the Closing have been or will be included in the consolidated federal income tax returns of the Parent Company required to be filed in respect of all fiscal periods through the date of the Closing (the "FINAL COMPANY FEDERAL TAX RETURNS"), and the Parent Company shall pay all taxes reflected on such Final Company Federal Tax Returns. The Company shall prepare such Final Company Federal Tax Returns and shall file the same with the appropriate governmental authorities.

          (b) The Parent Company and the Purchasers acknowledge and agree that the state and local income and franchise tax, real and personal property tax, sales and use tax, premium tax, excise tax and any other tax returns (other than the Final Company Federal Tax Returns) required to be filed in respect of all fiscal periods through the date of the Closing (the "NON-FEDERAL COMPANY TAX RETURNS") will be filed by the Company and, subject to Article 10 of this Agreement, the Company shall pay all taxes reflected on the Non-Federal Company Tax Returns. The Company shall prepare and file the same with the appropriate governmental authorities.

          (c) The Parent Company shall report the transactions contemplated by this Agreement in a manner consistent with the Company for accounting, tax, and reporting purposes whether public or private.

         SECTION 6.07. CERTAIN DISCLOSURES. Without the prior written consent of the Company, the Parent Company shall not, and shall not permit any of its directors, officers, Subsidiaries or Affiliates to, prior to the earlier of (x) the date which is six months after the date of the Closing and (y) the date which is 30 days after the completion of the Initial Public Offering, make any public announcement of any plan or proposal relating to, the sale of healthcare or other products through the Internet or any business venture or transaction with any other Person (other than the Company) concerning any such business activity.

         SECTION 6.08. FORGIVENESS OF INTERCOMPANY DEBT. Prior to the Closing, the Parent Company shall forgive and cancel all Indebtedness of the Company owed to the Parent Company in excess of $6,400,000 (as referred to in Section 2.02), and the Parent Company shall provide the Purchasers with reasonable evidence of such forgiveness.



                                    ARTICLE 7
               COVENANTS OF PARENT COMPANY, COMPANY AND PURCHASERS

         SECTION 7.01. BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, the Company, the Parent Company and each Purchaser will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Parent Company and each Purchaser agree, and the Parent Company, prior to the Closing, and each Purchaser, after the Closing, agree to cause the Company to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.



                                    ARTICLE 8
                               REGISTRATION RIGHTS

         SECTION 8.01. PIGGY-BACK REGISTRATIONS. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to the Initial Public Offering or a demand for registration of any stockholder of the Company) any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans or any other form for registration of securities under the Securities Act which does not permit registration of securities for sales by selling stockholders, it shall send to each holder of Registrable Shares who is entitled to registration rights under this Section 8.01 written notice of such determination and, if within thirty
(30) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered, except that if, in connection with the Initial Public Offering the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such portion of the Registrable Shares with respect to which such holder has requested inclusion hereunder. Any exclusion of Registrable Shares shall be made pro rata among the Purchasers (or their assigns who are entitled to and have requested registration under this Section 8.01) seeking to include Registrable Shares, in proportion to the number of Registrable Shares sought to be included by such Purchasers (or their assigns who are entitled to and have requested registration under this Section 8.01); PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Shares unless the Company has first excluded all outstanding securities the holders of which are not entitled by right under this Agreement to inclusion of securities in such registration statement; and PROVIDED FURTHER, however, that any exclusion of Registrable Shares shall be made pro rata with holders of other securities having the right pari passu with the holders of Registrable Shares to include such securities in the registration statement. No incidental right under this Section 8.01 shall be construed to limit any registration required under Section 8.02. The obligations of the Company to each Purchaser under this Section 8.01 may be waived by such Purchaser at any time and shall expire on the seventh anniversary following the consummation of an Initial Public Offering or at any time after the Company has effected five registrations for the benefit of such Purchaser under this Section 8.01; PROVIDED, HOWEVER, that if any such Purchaser (or its assigns who are entitled to and have requested registration under this Section 8.01) shall have had any Registrable Shares excluded from any registration statement in accordance with this Section 8.01, such Purchaser or such assign shall be entitled to include in an additional registration statement filed by the Company the Registrable Shares so excluded; PROVIDED FURTHER, however, that if, at the time the Company would otherwise be required to register Registrable Shares under this Section 8.01, any Purchaser (or any such assign) is entitled pursuant to Rule 144(k) under the Securities Act (or any successor or replacement provision) to sell all Registrable Shares held by such Purchaser (or such assign) within any period of three months without the giving of any notice and without restriction on the manner of sale thereof, then the Company shall not be obligated to include such Purchaser's (or such assign's) Registrable Shares in such registration statement pursuant to this Section 8.01. The Company shall not grant rights of the kind provided in this Section 8.01 to any Person which rights would entitle such Person to include any securities of the Company held by such Person in a registration statement unless all Registrable Securities which the Purchasers (and all such assigns) are entitled to include and wish to include in such registration statement have been so included.

         SECTION 8.02. DEMAND REGISTRATION. If at any time after the earlier of
(A) the Initial Public Offering or (B) provided that such holders include Sudbury, the date that is two years after the date of the Closing, holders of Registrable Shares who are entitled to registration rights under this Section
8.02 shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale Registrable Shares held by such holders which shares (A) constitute at least twenty percent (20%) of the aggregate of the Registrable Shares, or (B) have an anticipated aggregate offering price, net of underwriting discounts and commissions, equal to more than $1,500,000, based on the market price of the shares of Common Stock at the time such holders notify the Company, if a public trading market for shares of Common Stock exists at such time, or based on the written advice (a copy of which shall be furnished to the Company) of a securities underwriting firm retained by such holders, if no such public trading market exists at such time, then the Company will so notify all holders of Registrable Shares.

Upon written request of any holder of Registrable Shares given within fifteen
(15) days after the receipt by such holder from the Company of such notification, the Company will cause such of the Registrable Shares as may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible. The Company shall not be required to file a registration statement with the Commission pursuant to this Section 8.02 at any time while another registration statement (other than on Form S-3, S-4 or S-8 or their then equivalents) of the Company has been filed with the Commission and is not yet effective or within three months (or such longer period imposed by underwriters in accordance with Section 8.12) after the effective date of another registration statement (other than on Form S-3, S-4 or S-8 or their then equivalents) filed by the Company with the Commission. The Company shall not be required to effect more than one registration during any twelve (12) month period pursuant to this Section 8.02 and three such registrations in the aggregate. Notwithstanding any other provision of this Agreement, in addition to the three registrations hereinabove provided in this Section 8.02, if any Purchaser at the time is an "AFFILIATE" (as defined in Rule 144 under the Securities Act) of the Company, such Purchaser shall be entitled upon request to the Company to one additional registration hereunder for Registrable Shares held by such Purchaser and all other Purchasers entitled to include shares in such additional Registration Statement. Such additional registration provided for in the preceding sentence shall otherwise be subject to the terms and provisions of this Agreement, except that the Company shall include in such registration only Registrable Shares of such Purchaser. Notwithstanding any other provision of this Section 8.02, if at the time the Company would otherwise be required to register Registrable Shares under this Section 8.02, any holder of Registrable Shares who is entitled to registration rights under this Section 8.02 is entitled pursuant to Rule 144(k) under the Securities Act (or any successor or replacement provision) to sell all Registrable Shares held by such holder within any period of three months without the giving of any notice and without restriction on the manner of sale thereof, then the Company shall not be obligated to include such holder's Registrable Shares in any such registration statement pursuant to this Section 8.02.

         SECTION 8.03. REGISTRATIONS ON FORM S-3. In addition to the rights provided the holders of Registrable Shares in Sections 8.01 and 8.02, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of one or more holders of Registrable Shares who are entitled to registration rights under this Section 8.03 for the registration of a number of Registrable Shares held by such holders which have an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $500,000, based on the market price at the time such request is made, the

Company will so notify each holder of Registrable Shares, including each holder who has a right to acquire Registrable Shares, and then will, as expeditiously as possible, effect qualification and registration under the Securities Act on Form S- 3 (or such similar form) of all or such portion of the Registrable Shares as the holder or holders shall specify in the initial request to the Company or upon written request of a holder to the Company given within fifteen
(15) days after the receipt by such holder from the Company of such notification; PROVIDED, HOWEVER, the Company shall not be required to effect a registration pursuant to this Section 8.03 unless the market value of the Registrable Shares to be sold in any such offering, less underwriting discounts and commissions, shall be estimated to be at least $500,000 at the time of filing such registration statement; and PROVIDED FURTHER, however, that the Company shall not be required to effect more than one (1) registration during any twelve (12) month period pursuant to this Section 8.03 and three (3) such registrations in the aggregate. Subject to the foregoing, no registration of Registrable Shares pursuant to this Section 8.03 shall be construed to limit any registration required under (or to count against the maximum number of registrations under) Section 8.01 or 8.02.

         SECTION 8.04. EFFECTIVENESS. The Company will use its best efforts to maintain the effectiveness for up to 180 days (or such shorter period of time as the holders of the Registrable Shares need to complete the distribution of the registered offering, or two years in the case of a "shelf" registration statement on Form S-3 or any similar form promulgated by the Commission) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

         SECTION 8.05. INDEMNIFICATION BY THE COMPANY. (a) In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares (including their respective officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless in the case of such holder, underwriter or controlling Person (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder (in the case of indemnification of such holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling Person) expressly for use therein, or unless (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

          (b) Promptly after receipt by any holder of Registrable Shares, any such underwriter or any such controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling Person, as the case may be, will notify the Company in writing of the commencement thereof (PROVIDED, that failure by any such Person to so notify the Company shall not relieve the Company from any liability it may have hereunder to such Person, except to the extent the Company has been materially prejudiced by such Person's failure to notify the Company, and failure by any such Person to so notify the Company shall not relieve the Company from any liability it may have hereunder to any other Person entitled to claim indemnity or contribution hereunder) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

          (c) Such holder of Registrable Shares, any such underwriter or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company. The Company shall not be liable to indemnify any Person for any settlement of any such loss, claim, damage, expense, liability or action effected without the Company's written consent or unless the counsel employed by the Company has a conflict of interest in representing both the Company and any one or more of such holders, any such underwriter or any such controlling persons or in the written opinion of counsel there are or may be defenses available to any such holder, underwriter or controlling person that are different than those available to the Company, in either of which cases the Company shall be liable for the fees and expenses of one such counsel (and one local counsel in each jurisdiction in which an action is pending) for all such holders, underwriters and controlling persons. The Company shall not, except with the written approval of each party being indemnified under this Section 8.05, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of an unconditional release from all liability in respect to such claim or litigation.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any holder of Registrable Shares exercising rights under this Article 8, or any controlling Person of any such holder, makes a claim for indemnification pursuant to this
Section 8.05 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8.05 provides for indemnification in such case, then, the Company and such holder or such controlling Person will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares or such controlling Person, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares or such controlling Person, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares or such controlling Person, as the case may be, on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that, in any such case, (A) no such holder or controlling Person will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder or controlling Person; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         SECTION 8.06. INDEMNIFICATION BY HOLDERS OF REGISTRABLE SHARES. (a)In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; PROVIDED, HOWEVER, that such holder's obligations hereunder shall be limited to an amount equal to the aggregate public offering price of the Registrable Shares sold by such holder in such registration, net of any underwriting discounts or commissions paid by such holder.

          (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares hereunder, the Company will notify such holder of Registrable Shares in writing of the commencement thereof (PROVIDED, that failure by the Company to so notify such holder shall not relieve such holder from any liability it may have hereunder to any other Person entitled to claim indemnity or contribution hereunder), and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such holder of Registrable Shares shall not be at the expense of such holder of Registrable Shares unless employment of such counsel has been specifically authorized in writing by such holder of Registrable Shares. Such holder of Registrable Shares shall not be liable to indemnify any Person for any settlement of any such loss, claim, damage, expense, or liability or action effected without such holder's written consent.

          (c) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company or another Person entitled to indemnification pursuant to this Section 8.06 makes a claim for indemnification pursuant to this Section 8.06, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 8.06 provides for indemnification, in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         SECTION 8.07. EXCHANGE ACT REGISTRATION. If the Company at any time shall list any class of equity securities of the type which may be issued upon the conversion of the Series A Preferred Stock or exercise of the Warrants on any national securities exchange or obtain authorization for shares of such class to be quoted on an automated quotation system and shall register such class of equity securities under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange or qualify for trading on such automated quotation system and maintain such listing or authorization of, the shares of such class. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to such Class A Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Shares without registration. After the occurrence of the Initial Public Offering, the Company agrees to use its commercially reasonable best efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares.

         SECTION 8.08. DAMAGES. The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Article 8 or Article 9 hereof and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, the holders shall be entitled to obtain specific performance of the Company's obligations and to obtain immediate injunctive relief and it shall not oppose an application by the holder of Registrable Shares or any other Person entitled to the benefits of this Article 8 requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article 8 or Article 9 hereof, as the case may be.

         SECTION 8.09. FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding Sections of this Article 8, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

          (a) Furnish to each selling holder of Registrable Shares such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Registrable Shares;

          (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

          (c) Furnish to each selling holder of Registrable Shares a signed counterpart, addressed to the selling holders of Registrable Shares, of

          (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

         (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

          (d) Permit each selling holder of Registrable Shares or such holders counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

          (e) Furnish to each selling holder of Registrable Shares a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;

          (f) Use its commercially reasonable best efforts to insure the obtaining of all necessary approvals from the NASD;

          (g) Cause all Registrable Shares so registered pursuant hereto to be listed on any securities exchange or authorized for quotation in any automated quotation system on or in which outstanding shares of such class are listed or authorized for quotation at the time such registration is declared effective by the Commission if the listing of such Registrable Shares is permitted under the rules and regulations of such exchange or system in effect at such time;

          (h) Designate a transfer agent and registrar for the class or classes of shares which include such Registrable Shares and obtain a CUSIP number for such class or classes of shares, in each case not later than the date such registration is declared effective by the Commission; and

          (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering the Initial Public Offering, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         Whenever under the preceding Sections of this Article 8 the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to (i) timely provide to the Company, at its request, such information in writing and materials as it may reasonably request in order to effect the registration of such Registrable Shares and (ii) convert all shares of Series A Preferred Stock into the shares of Common Stock included in any registration statement, such conversion to be effective at or before, and contingent upon, the closing of such offering pursuant to such registration statement.

         SECTION 8.10. EXPENSES. In the case of each registration effected under
Section 8.01, 8.02 or 8.03, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "Blue Sky" fees; PROVIDED, HOWEVER, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of the Registrable Shares, the fees and expenses of counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares or stock transfer taxes imposed on the selling holder of Registrable Shares. The Company shall pay all expenses of the holders of the Registrable Shares in connection with any registration initiated pursuant to this Article 8 which is withdrawn or abandoned at the request of the Company, except if such withdrawal or abandonment is caused by the fraud, material misstatement or omission of a material fact by any holder of Registrable Shares to be included in such registration, in which case such expenses shall be paid by the holder or holders who have caused such withdrawal or abandonment. If a registration requested by holders of Registrable Shares pursuant to Section 8.02 shall be withdrawn prior to becoming effective under the Securities Act at the request of the holders of all Registrable Shares included therein, and in connection with such withdrawal such holders agree that, notwithstanding such withdrawal, for purposes of this Agreement such withdrawn registration shall satisfy the Company's obligation for one of the registrations which the Company is required to provide pursuant to Section 8.02, then the Company shall pay the expenses of such registration to the extent provided in the first sentence of this Section 8.10; PROVIDED, HOWEVER, that if such registration statement is withdrawn by reason of the fact that, prior to effectiveness of such registration statement, the registration statement filed or to be filed with the Commission contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Company shall have failed, within a reasonable time after receipt of written notice thereof from any such holder to take reasonable measures to correct such deficiency, such holders shall not be responsible for the costs of such registration (other than expenses described in the proviso to the first sentence of this Section 8.10).

         SECTION 8.11. TRANSFERABILITY. For all purposes of Article 8 of this Agreement, the holder of Registrable Shares shall include not only the Purchaser thereof but (i) any assignee or transferee of the Registrable Shares who acquires or becomes the beneficial owner of Registrable Shares and who is not a competitor of the Company, or (ii) any assignee or transferee of a Purchaser which is a partnership if such assignee or transferee is a general or limited partner of such Purchaser, or any assignee or transferee of a Purchaser which is a limited liability company if such assignee or transferee is a member of such Purchaser; PROVIDED, HOWEVER, that such transfer of Registrable Shares is made in accordance with applicable securities laws and that such assignee or transferee agrees in writing to be bound by all of the provisions of this Agreement, including, without limitation, Section 8.12 hereof.

         SECTION 8.12. "LOCK-UP" AGREEMENT. Each holder of Registrable Shares agrees, if so requested by the Company and an underwriter of Common Stock or other securities of the Company, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately- negotiated or open-market transactions, any Common Stock or other securities of the Company held by it or which it has the right to acquire during the 180-day period following the effective date of a registration statement filed with the Commission in connection with such offering or such shorter period as such underwriter shall have advised the Company in writing is adequate to permit the successful and orderly distribution of such Common Stock or other securities and which is imposed on other stockholders of the Company who are not holders of Registrable Shares; PROVIDED, HOWEVER, that such "lock-up" agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 180- day or shorter period. The Company shall not issue any shares of Common Stock or any other class of common stock, or any securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock or such other class of common stock (other than in an underwritten public offering of securities registered under the Securities Act) unless the holder thereof agrees in writing with the Company to be bound by restrictions on the same terms as this Section 8.12 and agrees not to transfer such securities (other than in an offering of such securities registered under the Securities
Act) to any transferee unless such transferee likewise agrees in writing with the Company at or prior to the time of such transfer. In connection with the preparation and filing of any such registration statement, the Company shall enforce the obligations of its stockholders (and any Person who shall have the right to acquire capital stock of the Company) who have agreed with the Company to enter into "lock-up" or "market stand-off" agreements.

         SECTION 8.13. MERGERS, ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Article 8 of this Agreement, and for that purpose references hereunder to Registrable Shares shall be deemed to be references to the securities which the Purchasers would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; PROVIDED, HOWEVER, that the provisions of this
Section 8.12 shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without further registration under the Securities Act, and/or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act on terms comparable to this Article 8.



                                    ARTICLE 9
                             RIGHTS OF FIRST REFUSAL

         SECTION 9.01. RIGHTS OF FIRST REFUSAL. Subject to Section 9.05, before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (unless, in the case of an agreement, obligation, reservation or setting aside, the same is expressly subject to the rights of the Purchasers under the provisions of this Article 9), any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of any series of any class of the Company's preferred stock, (iii) any convertible or exchangeable debt security of the Company, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "OFFERED SECURITIES") to those Purchasers then holding Shares as follows: The Company shall offer to sell to each Purchaser (a) that portion of the Offered Securities as the number of Shares then held by a Purchaser bears to the sum of (i) the total number of Shares held by all Purchasers plus (ii) the total number of shares of capital stock of the Company (other than the Shares) in respect of which the holders (the "OTHER HOLDERS") are entitled to purchase Offered Securities on the same or similar terms to this Article (the "BASIC AMOUNT"), and (b) such additional portion of the Offered Securities pro rata in accordance with the number of Shares held by a Purchaser should any other Purchaser subscribe for less than such other Purchaser's Basic Amount entitled to purchase (collectively, the "UNDERSUBSCRIPTION AMOUNT"), at a price and on such other terms as shall have


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



been specified by the Company in writing delivered to the Purchasers (the "OFFER"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from receipt by each Purchaser of the Offer.

         SECTION 9.02. NOTICE OF APPEARANCE. Notice of each Purchaser's intention to accept, in whole or in part, any Offer made pursuant to Section
9.01 shall be evidenced by a writing, in form, scope and substance reasonably satisfactory to the Company, signed by such Purchaser and delivered to the Company prior to the end of the 30-day period of such Offer, setting forth such of the Purchaser's Basic Amount as such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Purchaser shall elect to purchase (the "NOTICE OF ACCEPTANCE"). If the sum of (i) the Basic Amounts subscribed for by all Purchasers plus (ii) the total amount of Offered Securities subscribed for by all Other Holders is less than the total Offered Securities, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall purchase, in addition to the Basic Amount subscribed for, all Undersubscription Amounts it has subscribed for; PROVIDED, HOWEVER, that should the sum of (i) the Undersubscription Amounts subscribed for plus (ii) the amounts subscribed for by Other Holders pursuant to rights similar to the rights of Purchasers to subscribe for Undersubscription Amounts exceed the amount by which the Offered Securities exceed the sum of (i) the Basic Amounts subscribed for plus (ii) the amounts subscribed for by Other Holders pursuant to rights similar to the rights of Purchasers to subscribe for Undersubscription Amounts (such excess, the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Purchaser who has subscribed for any Undersubscription Amount shall purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Purchaser bears to the sum of (i) the total Undersubscription Amounts subscribed for by all Purchasers plus (ii) the amounts subscribed for by Other Holders pursuant to rights similar to the rights of Purchasers to subscribe for Undersubscription Amounts, subject to rounding up by the Board of Directors to the extent it reasonably deems necessary.

         SECTION 9.03. CONDITIONS TO ACCEPTANCE AND PURCHASE. (a) PERMITTED SALES OF REFUSED SECURITIES. In the event that Notices of Acceptance given by the Purchasers and notices to purchase Offered Securities by Other Holders are insufficient for the purchase of all the Offered Securities, the Company shall have ninety (90) days from the end of said 30-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers or such notice has not been given by an Other Holder (the "REFUSED SECURITIES") to the Person or Persons specified in the Offer, but only for an amount and kind (or the cash equivalent thereof) of consideration and otherwise in all respects upon the terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company (as determined in good faith by the Board of Directors) than those set forth in the Offer.

          (b) REDUCTION IN AMOUNT OF OFFERED SECURITIES. In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9.03(a) above), then each Purchaser may reduce the number of shares or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Purchaser elected to purchase pursuant to Section 9.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchasers in accordance with Section 9.01.

          (c) CLOSING. At the closing of the sale to such other Person or Persons of all or less than all the Refused Securities, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9.03(b) if the Purchasers have so elected, upon the terms and conditions specified in the Offer, including, without limitation, payment in full for such Offered Securities. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities in form and substance as is offered to the purchasers or proposed purchasers of the Offered Securities who are not Purchasers.

         SECTION 9.04. FURTHER SALE. In each case, any Offered Securities not purchased by the Purchasers, Other Holders or other Person or Persons in accordance with Section 9.03 may not be sold or otherwise disposed of until they are again offered to the Purchasers under the procedures specified in Section 9.01, 9.02 and 9.03.

         SECTION 9.05. TERMINATION AND WAIVER OF RIGHT OF FIRST REFUSAL. The rights of a Purchaser under this Article 9 shall terminate immediately prior to the effectiveness of the registration statement with respect to the Initial Public Offering, but expressly conditioned on the consummation of the Initial Public Offering. However, such right of a Purchaser under this Article 9 shall survive any business combination or corporate reorganization or other extraordinary

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



corporate transaction, (including but not limited to a merger, consolidation or sale of all or substantially all of the assets of the Company), except where the the surviving entity pursuant to such transaction is a reporting company under the Exchange Act and quoted on the Nasdaq Stock Market, Inc., the American Stock Exchange or the New York Stock Exchange, Inc., or any successors to such exchanges.

         SECTION 9.06.  EXCEPTIONS.  The rights of the Purchasers under this
Article 9 shall not apply to:

          (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

          (b) preferred stock of a particular series issued as a dividend to holders of preferred stock of such series or upon any subdivision or combination of shares of preferred stock of such series;

          (c) up to 1,900,000 shares of Common Stock, or options exercisable therefor, issued after the date of this Agreement to directors, officers, employees or consultants of the Company and any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, arrangements, agreements or plans approved by the compensation or similar committee of the Board of Directors or, if no such committee exists, by the Board of Directors of the Company;

          (d) securities described in clause (i) through (v) of Section 9.01 which are to be issued as all or part of the consideration in a business combination involving the acquisition by merger or otherwise by the Company of all or part of the stock (or other equity interest), business or assets of another Person; or

          (e) shares of Common Stock issuable upon exercise of (i) the warrants held by the Jacobs Family Members prior to the Closing, (ii) the warrants issued to Tower Hill Securities, Inc. described in Section 12.04; (iii) the warrant for the purchase of 600,000 shares of Common Stock at $4.68 per share to be issued to an entity controlled by Keith Barish in connection with marketing services performed by such entity; (iv) the warrant for the purchase of 250,000 shares at $6.50 per share to be issued to Alexander Enterprise Holdings Corporation in consideration for consulting services to be provided to the Company; and (v) the AOL Warrant.


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



         The numerical limit set forth in the immediately preceding clause (c) shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event.



                                   ARTICLE 10
                                 INDEMNIFICATION

         SECTION 10.01. INDEMNIFICATION OF COMPANY. The Company hereby agrees to indemnify and hold harmless the Purchasers and their respective officers, directors and Affiliates (collectively, the "INDEMNIFIED PARTIES", and individually, an "INDEMNIFIED PARTY") from and against any and all claims, suits, actions, and proceedings, of any nature whatsoever ("CLAIMS") against any of the Indemnified Parties which

          (a)   shall arise out of or result from:

          (i) federal, state or local income tax, franchise tax, real and personal property tax, sales and use tax, premium tax, excise tax, withholding tax, unemployment tax and any other taxes of any state, jurisdiction or the federal government, or any deficiencies, interest or penalties imposed against the Company, the Parent Company or any Purchaser in respect of, or measured by, the revenues, income, earnings, profits or operations of the Company, in each case for any period (or portion thereof) ending before the date of the Closing;

         (ii) any representation, warranty, covenant, agreement or undertaking made by the Company or the Parent Company in this Agreement or in any certificate or other document furnished by the Company or the Parent Company in connection with this Agreement or the Transactions contemplated hereby being false or misleading in any material respect when made or delivered, including, without limitation, inaccuracies in the Financial Statements determined pursuant to the post-closing audit provided in Article 11;

        (iii) any amount for which the Company is liable which (A) relates to any period of time prior to the date of the Closing, (B) is not reserved against or reflected in the Balance Sheet of the Company set forth in Schedule 4.08C attached hereto and in accordance with generally accepted accounting principles should be reflected in such balance sheet
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



         and (C) arises from or relates to any matter not disclosed to the Purchasers in this Agreement;

and which in any such case referred to in this Section 10.01(a)

          (b) results in or causes any Indemnified Party or the Company to incur, sustain or suffer any damage, liability, loss, expense, assessment, tax, penalty, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and disbursements) (individually an "INDEMNIFIABLE LOSS" and collectively the "INDEMNIFIABLE LOSSES").

         SECTION 10.02. TAX INDEMNIFICATION BY PARENT COMPANY. The Parent Company hereby agrees to indemnify and hold harmless the Indemnified Parties and the Company from and against all claims against any of the Indemnified Parties or the Company which shall arise out of or result from any matter or event covered by clause (i) of Section 10.01(a) and which results in or causes any Indemnified Party or the Company to incur, sustain or suffer any Indemnifiable Loss. All such Indemnifiable Losses shall be paid in cash to the Indemnified Parties or the Company, as the case may be. The Parent Company's obligations under this Section 10.02 shall be absolute and unconditional, without taking into account any obligations, actions or failure to act of the Company pursuant to Section 10.01 with respect to Claims arising under Section 10.01(a)(i).

         SECTION 10.03. EXPIRATION OF INDEMNIFICATION OBLIGATIONS. The indemnity contained in Section 10.01 shall expire two years after the date of the Closing; PROVIDED, HOWEVER, that rights to indemnity based on the matters referred to in
Section 10.01(a)(i) shall expire six years after the date of filing of the Final Company Federal Tax Returns; and PROVIDED, FURTHER, that any rights to indemnification for specified Claims for which an Indemnified Party shall have given written notice prior to the expiration of the foregoing periods shall survive the expiration of such period.

         SECTION 10.04. DEFENSE OF CLAIMS. Any Indemnified Party will give prompt notice to the Parent Company of any Claim made (including, without limitation, an audit by any taxing authority), of which such Indemnified Party is aware and with respect to which the Parent Company may have liability under the indemnification contained in Section 10.02, stating the nature and basis of such Claim and, within ten days after receipt of any such notice, the Parent Company shall notify the Indemnified Party that the Parent Company shall, at its sole cost and expense, defend against any such Claim; PROVIDED, HOWEVER, that if at any time following the Parent Company's assumption of such defense, any Indemnified Party should determine that pursuing such defense is inadvisable, such Indemnified Party may waive its rights to indemnification with respect to


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



such Claim and require the Parent Company to settle such Claim at the sole cost and expense of such Indemnified Party. If the Parent Company fails to so notify each Indemnified Party, any one or more of the Indemnified Parties may, at the sole cost and expense of the Parent Company, defend any such Claim. In the event the Parent Company undertakes the defense of any Claim, it shall be entitled to be represented by counsel of its own choosing. The parties agree to render to each other such assistance as may reasonably be required in order to insure the proper and adequate defense of any such Claim. Except as otherwise expressly provided herein, the Parent Company shall have all of the Indemnified Parties' rights with respect to any Claim for which any Indemnified Party is indemnified pursuant to Sections 10.01 through 10.06, including, without limitation, the right to commence its own action or to compromise or settle such Claim; PROVIDED, HOWEVER, that any such Claim shall not be settled or compromised by the Parent Company to the extent such settlement or compromise includes terms binding on any Indemnified Party without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld. None of the Indemnified Parties shall make any settlement or compromise of any Claims covered by Section 10.02 without the prior written consent of the Parent Company, which consent shall not be unreasonably withheld.

         SECTION 10.05. STOCK INDEMNIFICATION. Each Purchaser may elect to receive payment for any Indemnifiable Losses from the Company in the form of newly issued shares of Common Stock in lieu of a cash payment. If the Purchasers so elect, the Company shall issue, sell, transfer and deliver to such Purchasers, severally pro rata based on the ratio of the number of Newly Issued Shares purchased by each such Purchaser to the number of Newly Issued Shares purchased by all such Purchasers, a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of the Indemnifiable Losses by
(ii) $4.68 (subject to equitable adjustment from time to time after the Closing for stock splits, stock dividends, combinations, recapitalizations and similar transactions). The foregoing provisions of this Section 10.05 are not in lieu of but are in addition to any rights which any Indemnified Party, and any obligations which the parties or any other person, may otherwise have. Except for reducing the Company's obligation to pay Indemnifiable Losses in cash to the extent such amounts are paid in stock, any compliance by any party with this
Section 10.05 shall not relieve such party from any liability it may otherwise have.

         SECTION 10.06. LIMITATIONS UPON INDEMNIFICATION. (a) The indemnity payment obligations of the Company set forth in clauses (ii) and (iii) of
Section 10.01(a) shall be effective only after the aggregate amount of Indemnifiable Losses under such indemnity obligations exceeds $250,000) in which case the Company shall indemnify all amounts in excess of $250,000.


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



          (b) The indemnity payment obligations of the Company set forth in
Section 10.05 shall be effective only after the aggregate amount of Indemnifiable Losses under this Article 10 exceeds $500,000 in which case the Company shall indemnify all amounts in excess of $500,000 by issuing shares of Common Stock as provided in Section 10.05.

          (c) The Parent Company shall be liable for the payment of the entire amount of Indemnifiable Losses pursuant to Section 10.02; PROVIDED, HOWEVER, that the Parent Company shall only be liable for indemnification under Section
10.02 with respect to the Company's sales tax liabilities if such liabilities determined as of February 28, 1999 exceed $7,069.00.



                                   ARTICLE 11
                               POST-CLOSING AUDIT

         SECTION 11.01. AUDIT OF COMPANY FINANCIAL STATEMENTS. On or before the earlier of (x) the date which is 45 days after the date of the Closing or (y) the date the Parent Company completes the audit of its financial statements for the fiscal year ending March 31, 1999, the Parent Company shall prepare and deliver to the Purchasers and the Company an audited Balance Sheet of the Company as of February 28, 1999 and an audited Income Statement and Statement of Cash Flows for the period ending as of February 28, 1999, together with notes thereto (collectively, the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements shall be prepared at the Parent Company's expense in accordance with generally accepted accounting principles consistently applied and shall be audited by Mayer Rispler & Company, P.C. (the "PARENT COMPANY AUDITORS") and be accompanied by their unqualified opinion thereon and a copy of all work papers used in such audit.

         SECTION 11.02. ACCESS. The Company shall provide the Parent Company and its agents, including the Parent Company Auditors, full access to the books and records, work papers and other documents of the Company reasonably required in connection with the preparation by the Parent Company of the Audited Financial Statements. In conducting its audit of the Audited Financial Statements, the Parent Company Auditors shall consult with the Company's independent accountants (the "COMPANY AUDITORS") and any consultants designated by the Company, and permit the Company Auditors and/or such Company consultants to observe the audit of the Audited Financial Statements and to examine the work papers of the Parent Company Auditors in connection therewith as the audit proceeds.

         SECTION 11.03. DETERMINATION OF INDEMNIFIABLE LOSSES. In the event that a comparison of the Audited Financial Statements and the unaudited Financial Statements of the Company set forth on Schedule 4.08B and Schedule 4.08C attached hereto (collectively, the "UNAUDITED FINANCIAL STATEMENTS") reveal any of the following shortfall amounts:

          (i) total accounts payable shown on the Unaudited Financial Statements are less than such accounts payable shown on the Audited Financial Statements;

         (ii) total accrued expenses shown on the Unaudited Financial Statements are less than such accrued expenses shown on the Audited Financial Statements; or

        (iii) total inventory shown on the Audited Financial Statements is less than such amount shown on the Unaudited Financial Statements;

then the aggregate amount of such shortfalls determined in clauses (i)-(iii) above shall be deemed to be Indemnifiable Losses of the Indemnified Parties for purposes of Article 10 of this Agreement. A statement of any such Indemnifiable Losses shall be provided by the Parent Company to the Purchasers when the Audited Financial Statements are delivered to the Purchasers.

         SECTION 11.04. DISPUTES. Any dispute which may arise between the Parent Company and the Purchasers as to the amount of the Indemnifiable Losses determined in accordance with Section 11.03 shall be resolved in the following manner:

          (a) Any Purchaser, if it disputes the amount of the Indemnifiable Losses determined in accordance with Section 11.03, shall notify the Parent Company in writing within 30 days after the delivery to the Purchasers and the Company of the report of the Parent Company's Auditors pursuant to Section 11.01 that the Purchaser disputes such amount; and such notice shall specify in reasonable detail the nature of the dispute;

          (b) during the 30 day period following the date of such notice, the Parent Company and the Purchasers shall attempt to resolve such dispute and to determine the accuracy of the Audited Financial Statements and the amounts of such Indemnifiable Losses; and

          (c) if at the end of the 30 day period specified in subsection (b) above, the Parent Company and the Purchasers shall have failed to reach a written agreement with respect to such dispute, the matter shall be referred to a nationally

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



recognized accounting firm jointly designated by the Parent Company Auditors and the Company Auditors (the "ARBITRATOR"), which shall act as an arbitrator and shall issue its report as to such Indemnifiable Losses within thirty (30) days after such dispute is referred to the Arbitrator. Each of the parties hereto shall bear all costs and expenses incurred by it in connection with such arbitration, and the fees and expenses of the Arbitrator hereunder shall be borne equally by the Purchasers and the Parent Company. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.



                                   ARTICLE 12
                                  MISCELLANEOUS

         SECTION 12.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 12.02. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided or as otherwise specifically provided herein, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, only if set forth in an instrument executed and delivered by the party to be charged with enforcement thereof. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 12.03. ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered as follows:

         If to a particular Purchaser, at such Purchasers address or telephone line facsimile transmission number shown on Schedule 2.01 or on its signature page to this Agreement or at such other address as to which such Purchaser or its

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



successor in interest may inform the other parties in writing in compliance with the terms of this Section;

         If to any other holder of the Shares, at such holder's address for notice as set forth in the register maintained by the Company or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section;

         If to the Company:

         c/o Gnome Partners, LLC
         650 Madison Avenue
         21st Floor
         New York, New York  10021

         Attention:  Dr. Samuel D. Waksal, Chairman of the Board

         Facsimile No.:  (212) 223-0161

         with a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Attention: Phillip R. Mills

         Facsimile No.:  (212) 450-4800

         or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section; and

         If to the Parent Company:

         Allou Health & Beauty Care, Inc.
         50 Emjay Boulevard
         Brentwood, New York 11717

         Attention: President

         Facsimile No: (516) 273-5318

         with a copy to:

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



         Parker Chapin Flattau & Klimpl, LLP
         1211 Avenue of the Americas
         New York, New York 10036

         Attention: Henry I. Rothman, Esq.

         Facsimile No.: (212) 704-6288

or at such other address as shall be designated by the Parent Company in a written notice to the other parties complying as to delivery with the terms of this Section.

         All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid, electronic facsimile transmission, express overnight courier service, or registered or certified mail, return receipt requested) or telegraphed, and shall be considered to be delivered three (3) days after dispatch, if mailed, or upon receipt, if sent by any other such means.

         SECTION 12.04. COSTS, EXPENSES AND TAXES. The Parent Company and the Company shall each pay their respective costs in connection with the negotiation of and the Closing under this Agreement and the documents referred to herein, including, without limitation, the fees and out-of-pocket expenses of their respective legal counsel, accountants, consultants and outside experts retained by them and which shall include, in the case of the Parent Company, any such costs incurred by the Company (excluding the Purchasers' costs) in excess of $250,000; and, if the Closing shall occur, the Company shall pay such costs of each Purchaser (with respect to fees for legal counsel only, up to a limit of $200,000 in total for all such fees incurred by all Purchasers) (if the Closing does not occur, the Purchasers shall each pay their respective costs). In addition (x) the Parent Company shall pay the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants, consultants and other outside experts retained by any Purchaser in connection with any amendment or waiver to this Agreement initiated by the Parent Company or, in the event of a material breach of this Agreement by the Company or the Parent Company, the successful enforcement of this Agreement by any Purchaser and (y) each Purchaser shall pay the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants, consultants and other outside experts retained by the Parent Company in connection with any amendment or waiver of this Agreement initiated by such Purchaser or, in the event of a material breach of this Agreement by such Purchaser, the successful enforcement of this Agreement by the Parent Company. The Parent Company shall pay any and all stamp, or other similar taxes (other than any such tax which is payable based on or computed with reference to the income of any Purchaser) payable or determined to be payable in

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



connection with the execution and delivery of this Agreement, the issuance or sale of the Shares and the execution and delivery of the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If the Closing occurs, the Company shall be obligated to pay fees to Tower Hill Securities, Inc. or its designee as follows: in an aggregate amount (x) in cash equal to 6% of the aggregate Company Purchase Price paid by the Purchasers and (y) warrants to purchase a number of shares of Preferred Stock equal to 10% of the number of Newly Issued Shares purchased by the Purchasers, which warrants shall have an exercise price equal to $4.68 per share.

         SECTION 12.05. EFFECTIVENESS; BINDING EFFECT; ASSIGNMENTS. (a) This Agreement shall become binding between the Company and the Parent Company and each Purchaser when counterparts hereof shall have been executed and delivered, one to the other, by the Company, the Parent Company and such Purchaser. Subsequent to the Closing, any Person to whom any Shares are transferred and which Person meets the requirements of Section 8.11 may become a party hereto for purposes of Article 8, Article 9, Article 10, Article 11 and this Article 12 and the related definitions and entitled with respect thereto to the same rights as such Purchaser, subject to and upon compliance with Section 8.11, by execution and delivery to the Company of a counterpart of this Agreement.

          (b) Except as provided in Section 8.11, this Agreement shall be binding upon and inure to the benefit of the Company, the Parent Company and the Purchasers and their respective heirs, successors and assigns, except that neither the Company nor the Parent Company shall have the right to delegate its obligations hereunder under circumstances in which the Company or the Parent Company is relieved from its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the Purchasers.

         SECTION 12.06. BOARD OF DIRECTORS. Subject to the Shareholders Agreement of even date herewith, each Shareholder entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute written consents, as the case may be, and take all other necessary action (including action by written consent or causing the Company to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Agreement.

         SECTION 12.07. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall

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survive the execution and delivery hereof or thereof notwithstanding any investigation made by or on behalf of the party to whom such representations, warranties and covenants are made. Although the Purchasers and their legal counsel and advisers, if any, may have assisted the Company and the Parent Company in preparing the various Exhibits and Schedules to this Agreement, the content and accuracy of such Exhibits and Schedules shall remain solely the responsibility of the Company and the Parent Company.

         SECTION 12.08. PRIOR AGREEMENTS. This Agreement and the other agreements executed and delivered in connection herewith, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any prior understandings or agreements concerning the subject matter hereof.

         SECTION 12.09. SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         SECTION 12.10. CONFIDENTIALITY. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; PROVIDED, HOWEVER, that any Purchaser may disclose such information (i) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Shares, from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 12.10, (iii) to any affiliate or partner of such Purchaser and (iv) as required by applicable law or legal process.

         SECTION 12.11. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and without giving effect to choice of laws provisions. Although this


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Agreement has been prepared by counsel for the Purchasers, the parties agree that no presumption shall arise to construe this Agreement more strictly against any one party hereto then against any other party hereto.

         SECTION 12.12. HEADINGS. Article, section and subsection headings and footers in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 12.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

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         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase
Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first above written.


                                    THE FRAGRANCE COUNTER, INC.


                                    By: /s/ Herman Jacobs
                                        Name: Herman Jacobs
                                        Title: Chief Executive Officer


                                    ALLOU HEALTH & BEAUTY CARE, INC.


                                    By: /s/ Herman Jacobs
                                        Name: Herman Jacobs
                                        Title: President and
                                                Chief Operating Officer


                                    THE PURCHASERS